As filed with the Securities and Exchange Commission on March 4, 2026.
Registration No. 333-292586

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MORGAN STANLEY BITCOIN TRUST
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	[•] (I.R.S. Employer Identification Number)

1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
c/o Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Allison M. Fumai, Esq.
Anna Tomczyk, Esq.
James Catano, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion Dated March 4, 2026
PRELIMINARY PROSPECTUS
       Shares
Morgan Stanley Bitcoin Trust
The Morgan Stanley Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. This means the Delegated Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major bitcoin spot exchanges (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of bitcoin in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the Pricing Benchmark.
Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”) is the delegated sponsor of the Trust, CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”) and Appleby Global Services (Cayman) Limited, a Cayman Islands limited liability company (the “Cayman Trustee”) are the trustees of the Trust (the DE trustee and the Cayman Trustee, each individually a “Trustee” and together the “Trustees”), and The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “Bitcoin Custodians”) are the bitcoin custodians for the Trust and will hold all of the Trust’s bitcoin on the Trust’s behalf (the custodial services agreements with each of the Bitcoin Custodians are collectively referred to herein as the “Custodial Services Agreements”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated [•], 2026 (the “Trustee Services Agreement”) and (ii) a Delegation of Trustee Duties Agreement dated [•], 2026 (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations, as more fully described under “Duties of the Delegated Sponsor and the Trustees”.
The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling bitcoin other than in connection with the creation and redemption of Shares. The Delegated Sponsor may also sell bitcoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, bitcoin will be transferred into or out of the Trust, as applicable, in exchange for blocks of [•] Shares (a “Basket”) that are based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or the Lender, as applicable, a “Bitcoin Counterparty”), to (i) purchase the amount of bitcoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting bitcoin amount in the Trust’s account with the Bitcoin Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, bitcoin to the Trust’s account with the Bitcoin Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Bitcoin Custodian to transfer bitcoin to a Bitcoin Counterparty, who will sell the bitcoin to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Bitcoin Custodians, will deliver bitcoin to the Authorized Participant, or a designated agent or client thereof, in exchange for its Shares.
The Bitcoin Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the bitcoin related to the Authorized Participant’s cash creation or redemption orders. As part of this process, the Delegated Sponsor assesses Bitcoin Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor, and (4) their regulatory oversight. The Trust will create Shares by receiving bitcoin from a Bitcoin Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Bitcoin Counterparty to deliver the bitcoin. Further, the Bitcoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust.
Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
On [•], 2026, the Pricing Benchmark was $[•].
[The Delegated Sponsor] served as the Audit Seed Investor to the Trust. On [•], [•], [the Delegated Sponsor], in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising [•] Shares at a per-Share price of $[•] as described in “Audit Seed/Initial Seed Creation Investor.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $[•]. Delivery of the Seed Creation Baskets was made on [•], [•]. These Seed Creation Baskets were redeemed for cash on or about [•], [•].
On [•], [•], [BTH] (in such capacity, the “Initial Seed Creation Investor”) purchased the initial seed creation baskets comprising [•] Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $[•]. On [•], [•], the Trust purchased bitcoin with the proceeds of the Initial Seed Creation Baskets by transacting with a Bitcoin Counterparty to acquire bitcoin on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The bitcoin acquired in connection with the Initial Seed Creation Baskets is held by the Bitcoin Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol [•].
The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Delegated Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Delegated Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Delegated Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Delegated Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Delegated Sponsor or the Trustees. Shareholders in the Trust will not benefit from the protections afforded to investors in bitcoin futures contracts on regulated futures markets.
AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 14.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.
The date of this Prospectus is [•], 2026.

i

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Delegated Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.
Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Delegated Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Delegated Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.
Whether or not actual results and developments will conform to the Delegated Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Delegated Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.
Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Delegated Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Delegated Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY
This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.
See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus. As used below, “Bitcoin network” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, “bitcoin” is written with a lower case “b.”
Overview of the Trust
The Morgan Stanley Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on NYSE Arca, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the performance of the CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major bitcoin spot exchanges. The Pricing Benchmark is designed to reflect the performance of bitcoin in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.
In seeking to achieve its investment objective, the Trust will hold bitcoin. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”), a wholly-owned subsidiary of Morgan Stanley.
The Trust does not provide investors with direct exposure to spot bitcoin, and an investment in the Trust is not a direct investment in bitcoin. Rather, the Trust provides investors with the opportunity to indirectly access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring bitcoin directly or acquiring it from a bitcoin spot market.
The Trust will custody its bitcoin at regulated third-party custodians, The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “Bitcoin Custodians”). The Bitcoin Custodians are chartered as a New York state bank, in the case of BNY, and as a New York state limited liability trust company, in the case of Coinbase Custodian. The Bitcoin Custodians provide custody and trade execution services for digital assets. The Bitcoin Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but carry insurance provided by private insurance carriers. The Trust will not invest in derivatives. The Delegated Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to gain exposure to bitcoin without purchasing, holding and trading bitcoin directly.
Bitcoin and the Bitcoin Network
The “Bitcoin network” is a decentralized, open-source protocol of a peer-to-peer network. It is widely understood that no single entity owns or operates the Bitcoin network. Bitcoin is not issued by any government, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs the creation, movement, and ownership of “bitcoin,” the unit of account on the Bitcoin network ledger. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for trading bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.
Bitcoin transaction and ownership records are reflected on the “Bitcoin blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of new bitcoin and the cryptographic system that secures and verifies bitcoin transactions.
For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Markets and Regulation of Bitcoin” below.
The Trust’s Investment Objective
The Trust’s investment objective is to seek to track the performance of bitcoin, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Bitcoin blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell bitcoin, other than in connection with the creation or redemption of Shares. The Delegated Sponsor may also sell bitcoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
Selling or Redeeming Shares
When the Trust sells or redeems its Shares, bitcoin will be transferred into or out of the Trust, as applicable, in exchange for a Basket that is based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, a “Bitcoin Counterparty”), to (i) purchase the amount of bitcoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting bitcoin amount in the Trust’s account with the Bitcoin Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, bitcoin to the Trust’s account with the Bitcoin Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Bitcoin Custodians to transfer bitcoin to the Bitcoin Counterparty, who will sell the bitcoin to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Bitcoin Custodians, will deliver bitcoin to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The Bitcoin Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the bitcoin related to the Authorized Participant’s cash creation or redemption order. In connection with cash creation orders, the Trust will create Shares by receiving bitcoin from a Bitcoin Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Bitcoin Counterparty to deliver the bitcoin. Further, the Bitcoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust.
In connection with bitcoin cash redemption orders, the Trust will redeem Shares by delivering bitcoin to a Bitcoin Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Bitcoin Counterparty to receive the bitcoin. Further, the Bitcoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust.
As of the date of this Prospectus, the Authorized Participants are [•] and [•]. As of the date of this Prospectus, the Prime Broker, Coinbase, Inc., and the Lender, Coinbase Credit, Inc. serve as Bitcoin Counterparties, among others. The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of bitcoin once such bitcoin has been received by the Bitcoin Custodians on behalf of the Trust and until transferred by the Bitcoin Custodians on behalf of the Trust to the Bitcoin Counterparty for conversion to cash.
All of the Trust’s bitcoin will be held by the Bitcoin Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.
The CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate
The Pricing Benchmark was introduced on February 28, 2022. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index or benchmark level, as applicable, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.
In addition, the Delegated Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at [https://indices.coindesk.com/indices/coindesk-benchmark-settlement-rates]. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Delegated Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops involving bitcoin. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork’ or an ‘airdrop’ could adversely impact an investment in the Trust.”
Pricing Information Available on the Exchange and Other Sources
The current market price per Share (symbol: “[•]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.
The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Delegated Sponsor’s website at www.morganstanley.com/im or any successor thereto, and will be published on the consolidated tape. None of the information on the Delegated Sponsor’s website is incorporated by reference into this Prospectus.
Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at [https://indices.coindesk.com/indices/coindesk-benchmark-settlement-rates] or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for bitcoin will occur. The exchanges on which market participants primarily execute transactions for bitcoin may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for bitcoin, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.
The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.
The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.
For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and Bitcoin Prices” below.
The Trust’s Legal Structure
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “DE Trustee”). Appleby Global Services (Cayman) Limited, a Cayman Islands limited liability company, also serves as a trustee to the Trust (the “Cayman Trustee”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated [•], 2026 (the “Trustee Services Agreement”) and (ii) a Delegation of Trustee Duties Agreement dated [•], 2026 (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations. For a complete description of the delegation structure, including the scope of the Delegated Duties, the Cayman Trustee's reserved powers and approval rights, and the non-delegable responsibilities of the Cayman Trustee, see “Duties of the Delegated Sponsor and the Trustees” below. The Delegated Sponsor is a corporation formed in the state of Delaware on September 19, 1980.
The Trust’s Service Providers
The Delegated Sponsor
As a result of the delegation of duties from the Cayman Trustee pursuant to the Appleby Agreements, the Delegated Sponsor has operational authority over the Trust and is responsible for the management and administration of the Trust, including arranging for the creation of the Trust, ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; admitting additional sponsors; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
The Trustees
The Trustees of the Trust are CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”), and Appleby Global Services (Cayman) Limited, a Cayman Islands limited liability company (the “Cayman Trustee”) and act as the trustees of the Trust as required to, among other things, create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA. The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements.
The Administrator
The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, facilities, equipment and personnel required to provide such services.
The Transfer Agent
The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) performs and facilitates the purchases and redemption of Shares of the Trust and prepares and transmits information with respect to such purchases and redemptions; (2) prepares and transmits payments for dividends and distributions, if any, declared by the Trust; (3) maintains Shareholder accounts; (4) responds to correspondence by Trust Shareholders and others relating to its duties and (4) makes periodic reports to the Trust.

The Cash Custodian
The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
The Bitcoin Custodians
The Bank of New York Mellon and Coinbase Custody Trust Company, LLC serve as the Trust’s Bitcoin custodians (the “Bitcoin Custodians”).
The Bitcoin Custodians are authorized to serve as the Trust’s custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements with the Bitcoin Custodians, the Bitcoin Custodians are responsible for safekeeping all of the Bitcoin owned by the Trust. The Bitcoin Custodians were selected by the Delegated Sponsor with the approval of the Cayman Trustee. The Bitcoin Custodians are responsible for opening accounts that hold the Trust’s bitcoin (such accounts, collectively, the “Bitcoin Accounts”), as well as facilitating the transfer of bitcoin required for the operation of the Trust.
After diligent investigation, the Delegated Sponsor believes that the Bitcoin Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s bitcoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.
Although the Bitcoin Custodians carry insurance, the Bitcoin Custodians’ insurance does not cover any loss in value to bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each Bitcoin Custodian is shared among all of the respective Bitcoin Custodians’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
For more information on the Bitcoin Custodians, see “Custody of the Trust’s Assets” below.
The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee of [•]% of the Trust’s average net assets (the “Delegated Sponsor Fee”). The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Administrator will calculate the Delegated Sponsor Fee on a daily basis by applying a [•]% annualized rate to the Trust’s NAV, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee. Operating expenses assumed by the Delegated Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust, if applicable (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the Bitcoin Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange

Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Bitcoin Custodians, Administrator or other agents, service providers or counter-parties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Delegated Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the Bitcoin Custodians to transfer bitcoin from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of bitcoin needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of bitcoin as needed to pay the Delegated Sponsor Fee or Additional Trust Expenses.
Custody of the Trust’s Assets
The Bitcoin Custodians will maintain custody of all of the Trust’s bitcoin. The Bitcoin Custodians provide insured safekeeping of digital assets using a multi-layer cold storage security platform designed to provide offline security of the digital assets held by the Bitcoin Custodians. The Bitcoin Custodians have insurance coverage as subsidiaries under their parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Bitcoin Custodians are not FDIC-insured. The insurance maintained by the Bitcoin Custodians is shared among all of the Bitcoin Custodians’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Bitcoin may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Bitcoin Custodians:

•
Cold Storage:   Cold storage in the context of bitcoin means keeping the reserve of bitcoin offline, which is a widely-used security precaution, especially when dealing with large amounts of bitcoin. Bitcoin held under custodianship with the Bitcoin Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access bitcoin, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the bitcoin being stolen. All of the Trust’s assets and private keys will be held in cold storage of the Bitcoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction (note, however, that not all Bitcoin Custodians may maintain hot wallets for the holding and storage of crypto assets). In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring bitcoin from its Cold Vault Balance to and/or from a Bitcoin Counterparty. From time to time, portions of the Trust’s bitcoin temporarily may be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or a Bitcoin Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell bitcoin to pay Trust expenses.
•
Multiple Private Keys:   All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Bitcoin Custodians’ private keys. The use of multiple private keys makes retrieving bitcoin from the wallet more difficult, and aims to further reduce the risk of hacking, theft and/or robbery.

•
Whitelisting:   Transactions are only sent to vetted, known addresses. The Bitcoin Custodians’ platform supports pre-approval and test transactions. The Bitcoin Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Bitcoin Custodians in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

•
Audit Trails:   Audit trails exist for all movement of bitcoin within Bitcoin Custodian-controlled bitcoin wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreements, bitcoin held in custody with the Bitcoin Custodians will be segregated from both the proprietary property of the Bitcoin Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Bitcoin Custodians, assets held in the segregated accounts would not become property of the Bitcoin Custodians’ estate and would not be available to satisfy claims of creditors of the Bitcoin Custodians.
The Bitcoin Custodians maintain an internal audit team that performs periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on the Bitcoin Custodians’ services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.
The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.
The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
For more information on the Trust’s custody arrangements with the Bitcoin Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.
NAV Determinations
As described in more detail below in “NAV Determinations,” the Administrator daily calculates NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the bitcoin held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The

Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
However, determining the value of the Trust’s bitcoin using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s bitcoin are carried, for financial statement purposes, at fair value, as required by GAAP. As promptly as practicable after 4:00 p.m. ET, the Trust determines the fair value of bitcoin based on the price provided by the bitcoin market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”
NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.
Plan of Distribution; Selling Shareholder
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the bitcoin blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell bitcoin other than in connection with the creation and redemption of Shares. The Delegated Sponsor may also sell bitcoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, bitcoin will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a Bitcoin Counterparty to (i) purchase the amount of bitcoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting bitcoin amount in the Trust’s account with the Bitcoin Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, bitcoin to the Trust’s account with the Bitcoin Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the Bitcoin Custodians to transfer bitcoin to the Bitcoin Counterparty, who will sell the bitcoin to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Bitcoin Custodians, will deliver bitcoin to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The Initial Seed Creation Investor, in its capacity as the Selling Shareholder, may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of bitcoin once such bitcoin has been received by the Bitcoin Custodians on behalf of the Trust and until transferred by the Bitcoin Custodians on behalf of the Trust to the Bitcoin Counterparty for conversion to cash.
Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[•]”.
The Delegated Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Delegated Sponsor, as applicable, and not by the Trust.
Federal Income Tax Considerations
It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of bitcoin by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use or sale of bitcoin to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”
Use of Proceeds
Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such deposits are held by the Bitcoin Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Delegated Sponsor, which may be facilitated by the Bitcoin Custodians to pay fees due to the Delegated Sponsor and Trust expenses and liabilities not assumed by the Delegated Sponsor.
Emerging Growth Company
The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.
The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.
Principal Investment Risks of an Investment in the Trust
An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [14].
Risks Associated with Bitcoin and the Bitcoin network
•
Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

•
The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•
The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

•
Due to the nature of private keys, bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

•
Security threats to the Trust’s account with the Bitcoin Custodians could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•
Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

•
A temporary or permanent “fork” of the Bitcoin blockchain could adversely affect an investment in the Trust.

•
Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances and could negatively impact the future usefulness of bitcoin and adversely affect an investment in the Trust.

•
The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, from October 1, 2020 through September 30, 2025, the price of bitcoin ranged from $10,515.13 to $122,824.79. As of February 26, 2026, the price of a bitcoin was approximately $67,230.00.

•
Bitcoin exchanges on which bitcoin trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•
New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust
•
The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

•
The NAV or Principal Market NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•
The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

•
The Trust is subject to risks due to its concentration of investments in a single asset.

•
Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV or the Principal Market NAV and its market price.

•
The amount of bitcoin represented by the Shares is expected to decline over time.

•
The Administrator is solely responsible for determining the value of the bitcoin holdings and bitcoin holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

•
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

•
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Risks Associated with the Regulatory Environment of Bitcoin
•
Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

•
Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

•
Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Delegated Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

•
If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”), an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of Bitcoin
•
Shareholders could incur a tax liability without an associated distribution of the Trust.

•
The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

•
A hard “fork” of the Bitcoin blockchain or airdrop could result in Shareholders incurring a tax liability.

•
The tax treatment of bitcoin and transactions involving bitcoin for U.S. federal income tax purposes may change.

•
The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions and the ability of Shareholders to participate in the economic benefit of forks and airdrops.

Other Risks
•
The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

•
The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

•
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

•
Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

•
The liability of the Delegated Sponsor and the Trustees is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustees or the Delegated Sponsor.

•
Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS
You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.
Risks Associated with Bitcoin and the Bitcoin network
The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.
The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:
•
an increase in the bitcoin supply that is publicly available for trading;

•
manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

•
the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the bitcoin blockchain;

•
forks in the bitcoin blockchain;

•
falling demand for bitcoin, or demand that does not keep pace with gradual unlocking of bitcoin;

•
delays or flaws in the execution of the Bitcoin blockchain expansion or adoption plans for bitcoin;

•
the failure of one or more of bitcoin strategic partnerships with one or more institutional players;

•
the failure of, or perceptions of risk or negative publicity around one or more of the protocols based on the Bitcoin blockchain or that make use of bitcoin;

•
investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, bitcoin);

•
consumer preferences and perceptions of bitcoin specifically and digital assets generally;

•
fiat currency withdrawal and deposit policies on digital asset trading platforms;

•
the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

•
investment and trading activities of large investors that invest directly or indirectly in bitcoin;

•
a “short squeeze” resulting from speculation on the price of bitcoin, if aggregate short exposure exceeds the number of Shares available for purchase;

•
a final determination that bitcoin is offered or sold as a security or changes in bitcoin’s status under the federal securities laws;

•
monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin or the purchase of bitcoin on digital asset trading platforms;

•
global or regional political, economic or financial conditions, events and situations;

•
fees associated with processing a bitcoin transaction and the speed at which transactions are settled on the bitcoin blockchain;

•
interruptions in service from or closures or failures of major digital asset trading platforms;

•
decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

•
smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

•
increased competition from other digital assets or other forms of blockchain-based services; and

•
the Trust’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Trust may acquire.

In addition, there is no assurance that bitcoin will maintain its value in the long or intermediate term. In the event that the price of bitcoin declines, the Delegated Sponsor expects the value of the Shares to decline proportionately. The value of bitcoin as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Delegated Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the price of bitcoin, inflating and making the price of bitcoin more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.
Bitcoin is a relatively new technological innovation with a limited operating history.
Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.
Bitcoin generally.
The market value of bitcoin is not related to any specific company, government or asset. The valuation of bitcoin depends on future expectations for the value of the Bitcoin network, the number of bitcoin transactions, and the overall usage of bitcoin as an asset. This means that a significant amount of the value of bitcoin is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of bitcoin.
Several factors may affect the price of bitcoin, including, but not limited to, supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of bitcoin or the use of bitcoin as a form of payment. The issuance of bitcoin is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from December 17, 2017, to December 14, 2018, bitcoin experienced a decline of roughly 84%, and experienced a similar decline in value from November 2021 to June 2022. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in bitcoin could decline rapidly, including to zero.
Limits on bitcoin supply.
Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every 4 years. Currently, the fixed reward for solving a new block is 3.125 bitcoin per block. The next halving event is expected to occur in approximately April 2028, at which point the block reward will decrease to 1.5625 bitcoin per block. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. As of December 31, 2025, approximately 19.8 million bitcoin were outstanding and the date when the 21 million Bitcoin limitation will be reached is estimated to be the year 2140.
The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Since then, bitcoin prices have continued to exhibit extreme volatility.
Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.
Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.
Spot markets on which bitcoin trades are relatively new and largely unregulated.
Digital asset markets, including spot markets for bitcoin, are growing rapidly. The spot markets through which bitcoin and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account.
Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.
As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.
No bitcoin exchange is immune from these risks. While the Trust itself does not buy or sell bitcoin on bitcoin spot markets, the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Further, spot market failures or that of any other major component of the overall bitcoin ecosystem can have an adverse effect on bitcoin markets and the price of bitcoin and could therefore have a negative impact on the performance of the Trust.
In addition, the Prime Broker may route orders through connected trading venues (“Connected Trading Venue”) when executing transactions on behalf of the Trust and may hold some of the Trust’s bitcoin assets on Connected Trading Venues. See “The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.”
Negative perception, a lack of stability in the bitcoin spot markets, manipulation of bitcoin spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in bitcoin generally and result in greater volatility in the market price of bitcoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a bitcoin spot market may impact the Trust’s ability to determine the value of its bitcoin holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot bitcoin. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in bitcoin under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for bitcoin may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.
Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Delegated Sponsor’s decision to reject or suspend such orders or otherwise, it will not be possible for Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Delegated Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Trust or sell Shares at a price lower than the value of the underlying bitcoin held by the Trust, causing Shareholders to suffer losses.
To the knowledge of the Delegated Sponsor, exchange-traded products for spot-market commodities other than bitcoin, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Delegated Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product.
As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Bitcoin Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Bitcoin Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Delegated Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering bitcoin in return for Baskets, the price of Shares may diverge from the value of bitcoin.
Authorized Participants may act in the same or similar capacity for other competing products.
Authorized Participants play a critical role in supporting the U.S. spot bitcoin exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot bitcoin market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.
To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot bitcoin market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot bitcoin market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot bitcoin market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
Spot markets may be exposed to security breaches.
The nature of the assets held at bitcoin spot markets makes them appealing targets for hackers and a number of bitcoin spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.
For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.
Spot markets may be exposed to fraud and market manipulation.
The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.
The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at bitcoin trading platforms.
Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.
In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.
In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.
The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in bitcoin, may adversely impact pricing trends in bitcoin markets broadly, as well as an investment in the Shares of the Trust.
Spot markets may be exposed to wash trading.
Spot markets on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.
To the extent that wash trading either occurs or appears to occur in spot markets on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.
Spot markets may be exposed to front-running.
Spot markets on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.
The market value of bitcoin is subject to momentum pricing.
The market value of bitcoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and may increase the likelihood of momentum pricing.
Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Trust.
The value of a bitcoin as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.
Some market observers have asserted that in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.
A decline in the adoption of bitcoin could negatively impact the Trust.
The Delegated Sponsor will not have any strategy relating to the development of bitcoin and the Bitcoin network. However, a lack of expansion in usage of bitcoin and the Bitcoin network could adversely affect an investment in Shares.
The further development and acceptance of the Bitcoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Bitcoin network faces significant obstacles to increasing the usage of bitcoin without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Bitcoin network may adversely affect the price of bitcoin and therefore an investment in the Shares. The further adoption of bitcoin will require growth in its usage and in the Bitcoin network. Adoption of bitcoin will also require an accommodating regulatory environment.
The use of bitcoin to, among other things, buy and sell goods and services or facilitate cross-border payments, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Bitcoin is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, bitcoin may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that bitcoin transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that bitcoin does not otherwise become a store of value asset or meet the needs of another commercial use.
Today, there is limited use of bitcoin in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin and the Bitcoin network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make bitcoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin, which could adversely affect an investment in the Trust.
In addition, there is no assurance that bitcoin will maintain its value over the long-term. The value of bitcoin is subject to risks related to its usage. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would adversely impact the value of Shares.
Irrevocable nature of blockchain-recorded transactions.
Bitcoin transactions recorded on the Bitcoin network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Bitcoin network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of bitcoin or a theft of bitcoin generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Trust’s accounts at the Bitcoin Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in Trust.
The loss or destruction of a private key required to access bitcoin may be irreversible.
Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the bitcoin held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Bitcoin Custodians, the Trust could lose some or all of its bitcoin holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s bitcoin would adversely affect the value of the Shares.
An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Prime Broker and Bitcoin Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Delegated Sponsor insures the Trust’s bitcoin.
While the Bitcoin Custodians have advised the Delegated Sponsor that they have insurance coverage that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Bitcoin Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s bitcoin, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Bitcoin Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodians may be substantially lower than the assets of the Trust. While the Bitcoin Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by the Bitcoin Custodians is shared among all of the Bitcoin Custodians’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Furthermore, under each of the Custodial Services Agreements, the Bitcoin Custodians’ liability is limited.
Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Bitcoin Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodians or Prime Broker in the virtual currency industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Bitcoin Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodians became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodians’ general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s bitcoin and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.
The amount of bitcoin that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.
The Prime Broker is not required to hold any of the bitcoin or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodians or Prime Broker, absent willful misconduct or gross negligence on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustees or the Delegated Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodians or Prime Broker, is limited.
The Shareholders’ recourse against the Delegated Sponsor, the Trustees, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Delegated Sponsor, the Trustees, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodians and Prime Broker. The Prime Broker Agreement and [•] Custodial Services Agreement provide that neither the Delegated Sponsor, the Trustees, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or [•] Custodial Services Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodians’ insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
Loss of a critical banking relationship for, or the failure of a bank used by, the Trust or the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.
To the extent that the Trust or Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Treasury Department, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.
While the Delegated Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of either Silvergate Bank, Signature Bank or First Republic Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Delegated Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.
If the Custodial Services Agreements or Prime Broker Agreement is terminated or the Bitcoin Custodians or Prime Broker fails to provide services as required, the Delegated Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s bitcoin, and the Trust’s ability to continue to operate may be adversely affected.
The Trust is dependent on the Bitcoin Custodians, which are BNY and the Coinbase Custodian, and the Prime Broker, Coinbase Inc. to operate. The Coinbase Custodian performs essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Balance, and its affiliate, Coinbase, Inc. in its capacity as Prime Broker, facilitates the selling of bitcoin by the Trust to pay the Delegated Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the Coinbase Custodian or Coinbase, Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities alleged that bitcoin was offered and sold without registration in a manner that amounted to an “investment contract”, in violation of the 1933 Act — an allegation that the SEC had also made in its complaints against Kraken and Binance. The SEC’s complaint sought a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or 1933 Act, disgorgement, civil monetary penalties, and such other relief as the court may have deemed appropriate or necessary.
In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Coinbase Custodian was not named in the complaint, if Coinbase Global, as the parent of the Coinbase Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.
Alternatively, the Trust could replace the Coinbase Custodian as a Bitcoin Custodian with custody of the Trust’s bitcoin, pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause. Transferring maintenance responsibilities of the Trust’s account at the Coinbase Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.
The Delegated Sponsor may not be able to find a party willing to serve as a custodian of the Trust’s bitcoin or as the Trust’s prime broker under the same terms as the current Coinbase Custodial Services

Agreement, the Prime Broker Agreement or at all. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as a custodian or prime broker, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Delegated Sponsor find a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or the Delegated Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.
The Bitcoin Custodians and Prime Broker may act in the same or similar capacity for other competing products.
Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as Bitcoin Custodian and/or Prime Broker to the Trust or other competing products is limited. The Bitcoin Custodian and Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot bitcoin market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for bitcoin custodial and prime brokerage services.
To the extent that exchange-traded products offering exposure to the spot bitcoin market or other digital assets utilize substantially the same service providers for bitcoin custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide bitcoin custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement bitcoin custodian or prime broker, to the extent the Delegated Sponsor deems such action necessary.
This industry concentration also may have the effect of magnifying the risks associated with the Bitcoin Custodian and Prime Broker, as operational disruptions or adverse developments impacting the Bitcoin Custodian or the Prime Broker may be felt on an industry-wide basis. A loss of confidence or breach of the Bitcoin Custodian or Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for bitcoin custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot bitcoin market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot bitcoin market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.
In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Delegated Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s bitcoin that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer bitcoin, including bitcoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.
A disruption of the Internet may affect bitcoin operations, which may adversely affect the bitcoin industry and an investment in the Trust.
The functionality of the Bitcoin network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Bitcoin network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as bitcoin increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.
Potential changes to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.
The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Bitcoin network on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Bitcoin network. As a result, the Bitcoin network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.
The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.
The Bitcoin network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Bitcoin network. As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Bitcoin network may seek to obtain control over the Bitcoin network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

Decentralized governance of the Bitcoin network could have a negative impact on the performance of the Trust.
Governance of decentralized networks, such as the Bitcoin network, is achieved through voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect bitcoin’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. See “Risk Factors — The Bitcoin network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”
To the extent lack of clarity in corporate governance of the Bitcoin network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.
Anonymity and illicit financing risk.
Although transaction details of peer-to-peer transactions are recorded on the Bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Delegated Sponsor or the Trustees were to transact with a sanctioned entity, the Trust, the Delegated Sponsor or the Trustees would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Delegated Sponsor or the Trustees or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.
The Delegated Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Delegated Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the Bitcoin Custodians. Authorized Participants, as broker-dealers, and the Bitcoin Custodians, as entities subject to New York Banking Law. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, Bitcoin Counterparties will be contractually obligated that all bitcoin they deliver to the Trust will be from lawful sources. The Trust will not hold any bitcoin except those that have been delivered by a Bitcoin Counterparty in connection with creation requests.

The Bitcoin Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Delegated Sponsor and the Trust do not transact with a sanctioned party. Notably, the Bitcoin Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Bitcoin Custodians’ KYT programs, any bitcoin that is delivered to the Trust’s custody account will undergo screening to ensure that the origins of that bitcoin are not illicit.
In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.
As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department OFAC and countries and territories identified as non-cooperative by the Financial Action Task Force.
There is no guarantee that such procedures will always be effective. If the Authorized Participants or Bitcoin Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Delegated Sponsor, the Trustees or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Bitcoin Custodians. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.
The actual or perceived use of bitcoin and other digital assets in illicit transactions, which may adversely affect the bitcoin industry and an investment in the Trust.
Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving cryptocurrencies for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.
Although bitcoin transaction details are logged on the blockchain, a buyer or seller of bitcoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.
The bitcoin industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.
The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.
From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoin, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoin or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology.
Pursuant to the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor (as such right has been delegated from the Cayman Trustee) in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in bitcoin. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Delegated Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.
Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.
Network Forks.
Bitcoin, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Bitcoin network are developed by different parties, including affiliated and non-affiliated engineers, developers, miners, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding bitcoin, each of whom may have different motivations, drivers, philosophies and incentives.
As a result, any individual can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that could alter the protocols governing the Bitcoin network and the properties of bitcoin. When a modification is proposed and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.
Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect bitcoin’s viability. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by the DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.
A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. Litecoin was also the result of a fork from the original Bitcoin blockchain.
Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to bitcoin and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.
Forks may have a detrimental effect on the value of bitcoin, including by negatively affecting digital asset allocations or by failing to capture of the full value of the newly-forked bitcoin if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.
A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, the Delegated Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Delegated Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Delegated Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. There is no guarantee that the Delegated Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of Bitcoin went from $2,800 to $2,700.
In principle, a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the

21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.
If bitcoin were to fork into two digital assets, the Trust may hold, in addition to its existing bitcoin balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving bitcoin. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative bitcoin that the Trust may receive. The holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the new bitcoin on a pro rata basis while it continues to hold the same number of bitcoin.
Airdrops.
Bitcoin may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. The Pricing Benchmark does not include airdrops under its current methodology.
The Pricing Benchmark does not currently track airdrops involving bitcoin. Accordingly, the Trust will not participate in airdrops.
Bitcoin is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.
Users of bitcoin, and therefore investors in bitcoin-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Bitcoin can be stolen, and bitcoin stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual bitcoin, they store public and private keys, which are used as an address for receiving bitcoin or for spending the bitcoin, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend bitcoin, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, bitcoin associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of bitcoin, for example, have already had their operations impacted by cyber-attacks.
Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of bitcoin. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyberattack, including a total loss, is possible. While the Delegated Sponsor and the Bitcoin Custodians have taken reasonable measures to prevent a theft or hacking of the Trust’s bitcoin holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.
Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a significant amount of the network’s processing power or a significant number of developers important for the operation and maintenance of such digital asset network.
If a single miner, or a group of miners acting in concert, control (even temporarily) a majority of the network mining power (known as hash power) of a particular blockchain network, this control could be used to undertake harmful acts. Such an attack is called a “51%” attack. For example, an individual or group controlling a majority of the Bitcoin network could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new bitcoin or transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network.
Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.
In the past, mining pools have gained control of significant amounts of the processing power or “hash rate” of the Bitcoin network. If a mining pool obtains control of more than 50% of the hash rate of the Bitcoin network, a malicious actor would be able to gain full control of the network and the ability to alter the blockchain. During May and June 2014, mining pool gHash.IO’s processing power approached and, during a twenty-four to forty-eight hour period, may have exceeded 50% of the processing power on the Bitcoin network. Although no malicious activity or abnormal transaction recording was observed at the time, the incident focused attention on the influence of mining pools. Mining pools have become increasingly concentrated both in terms of the providers and the geographic distribution of providers in recent years.
Moreover, certain hardware providers may create hardware that collectively has majority power, and the manufacturer could potentially exert control itself. For example, it was discovered that the mining machines produced by Bitmain contained backdoor code that would allow Bitmain to remotely shut down the mining machines. This vulnerability is colloquially referred to as the “Antbleed backdoor.” At worst, the Antbleed backdoor could have allowed Bitmain to shut off up to an estimated 70% of the global hash rate. Bitmain released an official response to the controversy claiming that the Antbleed backdoor had no malicious intent, and on April 28, 2017, the day following the discovery of the Antbleed backdoor, Bitmain released new source code and firmware upgrades for its mining hardware to remove the backdoor. The provision of bitcoin mining hardware is also becoming increasingly centralized and concentrated among a few key players such as Bitmain.
A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on bitcoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on an investment in the Trust.
A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists, which may adversely affect the value of the Shares. If the malicious actor cannot control the miner nodes directly, they might attempt to compromise the miners that are already trusted by the network. This could involve hacking, bribery, deception or coercion.
To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.
If any of these exploitations or attacks occur, it could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin and, as a result, adversely impact an investment in the Shares.
If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control.
Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin network. As a result, it may be possible for a bad actor to manipulate the Bitcoin network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Trust.
Cancer nodes.
Cancer nodes are computers that appear to be participating in the Bitcoin network but that are not in fact connected to the Bitcoin network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Bitcoin network. By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions.
Double-spending risks.
A malicious actor may attempt to double spend bitcoin (i.e., allow for the same units of bitcoin to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Bitcoin network, would become falsified. This could have a detrimental effect on both the sender and the receiver.
There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the bitcoin before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).
All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Bitcoin network and could impact the value of bitcoin.
Flaws in source code.
It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to bitcoin, the Bitcoin network, and any underlying technology. It is possible that contributors to the Bitcoin network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.
In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying bitcoin could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal bitcoin held by others, which could adversely affect the demand for bitcoin and therefore adversely impact the price of bitcoin and the value of the Shares. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin, and therefore adversely affect the value of the Shares.

Mathematical or technological advances could undermine the Bitcoin network’s consensus mechanism.
The Bitcoin network is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Bitcoin network.
The Bitcoin network faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability.
As of July 2017, bitcoin could handle, on average, five to seven transactions per second. For several years, participants in the Bitcoin ecosystem debated potential approaches to increasing the average number of transactions per second that the Bitcoin network could handle. As of August 2017, the Bitcoin network was upgraded with a technical feature known as “segregated witness” that, among other things, could potentially approximately double the transactions per second that can be handled on-chain. More importantly, segregated witness also enables so-called second layer solutions, such as the Lightning Network or payment channels, which could potentially allow faster transaction settlement.
An increasing number of wallets and digital asset intermediaries, such as bitcoin spot markets, have begun supporting segregated witness and the Lightning Network, or similar technology. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network.
As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Bitcoin’s network has been, at times, at capacity, which has led to increased transaction fees. As of September 30, 2025, bitcoin transaction fees were $0.67 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain use cases for bitcoin (e.g., micropayments), and can reduce demand for and the price of bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. In April 2024, bitcoin transaction fees spiked to $128.50 in connection with the Bitcoin Network halving and the rollout of the Runes protocol. The fifth and next bitcoin halving is expected to occur in or around April 2028 at block height 1,050,000, reducing the block reward from 3.125 to 1.5625 bitcoins per block. There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of transactions in bitcoin will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares.
New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.
Bitcoin faces significant competition from other digital assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that bitcoin will become a dominant form of payment, store of value or method of exchange.
The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin network than any other digital asset. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network. Bitcoin is one of the few virtual currencies in which there are strong arguments that bitcoin is not a “security” under the federal securities laws. See “Risk Factors — Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Delegated Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.” Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with bitcoin’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Bitcoin network, for example, allowing faster settlement times, reducing mining fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for bitcoin and adversely affect the value of bitcoin and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of bitcoin and, therefore, of the Trust.
Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of bitcoin and other digital assets.
Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.
Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the bitcoin market through its investment in bitcoin. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins and therefore could adversely affect the value of the Shares.
Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin.
Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of bitcoin, and in turn, an investment in the Shares.
Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Bitcoin network.
Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original blockchain.
Furthermore, the incentives for miners to contribute processing power to the Bitcoin network is set to decrease over time. As a result of the Bitcoin network’s “halving” mechanism, the block reward that miners receive for successfully mining a block are cut in half each time the Bitcoin network mines 210,000 blocks. This type of “halving” event generally occurs once every four years and will continue until the maximum possible 21 million bitcoin have been mined and released into circulation. Currently, there are approximately 19 million bitcoin that have been mined and are in circulation. The next halving event is expected to occur in approximately April 2028, at which point the block reward will decrease to 1.5625 bitcoin per block.
Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.
If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power for any blockchain to solve blocks and confirm transactions.
Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.
An acute cessation of mining operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Trust or the ability of the Delegated Sponsor to operate.
Electricity usage.
Bitcoin uses a system called proof-of-work to validate transaction information. It’s called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof-of-stake cryptocurrencies allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information. Meanwhile, proof-of-work cryptocurrencies require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they’re allowed to propose a new block. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.
Anyone that owns the specific proof-of-stake cryptocurrency can participate in staking, subject to certain minimum amounts as determined by the applicable proof-of-stake cryptocurrency. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as miner and reaping miner rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.
Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the Bitcoin network, and accordingly decrease the value of the Shares.
Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of February 27, 2026, approximately 1,055 million tera hashes are performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.
Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.
Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.
Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin network until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.
Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other miners, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.
If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.
Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network miners and have more defined, regular expenses and liabilities. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for extended periods.
A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.
Large-Scale Sales or Distributions.
Some entities hold large amounts of bitcoin relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of bitcoin and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including bitcoin, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of bitcoin and adversely affect an investment in the Shares.
As of the date of this Prospectus, the largest 100 bitcoin wallets held a substantial amount of the outstanding supply of bitcoin, and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of bitcoin.
Satoshi Nakamoto, the pseudonymous creator or creators of bitcoin, is believed to control approximately one million bitcoin (approximately 5% of the total bitcoin supply that will ever exist). This bitcoin has remained dormant since it was mined, but if Satoshi Nakamoto or other early miners and stakeholders were to sell any substantial portion of their holdings, it could cause significant market disruption and a material decline in the price of bitcoin. The identities and motivations of these holders are generally unknown, and their selling behavior cannot be predicted. Any such decline in the price of bitcoin would correspondingly reduce the value of the Shares.
Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.
The size of each block on the Bitcoin blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Authorized Participant’s ability to buy or sell bitcoin at an advantageous price resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust’s Shares would be adversely affected.
Risks Associated with Investing in the Trust
Investment Related Risks.
Investing in bitcoin and, consequently, the Trust, is speculative. The price of bitcoin is volatile, and market movements of bitcoin are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.
The NAV or the Principal Market NAV may not always correspond to the market price of bitcoin.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin as reflected in the Pricing Benchmark.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per share.
Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.
The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s bitcoin is carried at fair value as required by GAAP, which requires a determination based on the price of bitcoin on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of bitcoin. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.
Different from directly owning bitcoin.
Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of bitcoin, and changes in the prevailing price of bitcoin similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased bitcoin directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning bitcoin directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust”.
Pricing Benchmark tracking risk.
Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.
Liquidity risk.
The ability of the Trust or a Bitcoin Counterparty to buy or sell bitcoin may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that a bitcoin spot market or regulatory or governmental authority may suspend or restrict trading in bitcoin altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting bitcoin or other issues affecting counterparties. Bitcoin is a new asset with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products.
Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.
If demand for Shares of the Trust exceeds the availability of bitcoin from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Delegated Sponsor is able to source more bitcoin. In such circumstances, Shares of the Trust could also trade at a discount.
Prior to their issuance, there was no public market for Shares of the Trust.
Counterparty risk.
The Delegated Sponsor, Trust, Bitcoin Counterparty, and Authorized Participants are subject to counterparty risk. A Bitcoin Counterparty may fail to deliver to the Trust’s account at the Bitcoin Custodians the amount of bitcoin associated with a creation order, a Bitcoin Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to the Authorized Participant at settlement the cash proceeds from the sale of bitcoin associated with a redemption order.
The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.
The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the bitcoin exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:
•
Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product;

•
The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•
The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Bitcoin Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•
Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.
The Administrator is solely responsible for determining the value of the Trust’s bitcoin, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the Bitcoin Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for bitcoin as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time and determines the Principal Market NAV as of 4:00 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Delegated Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate bitcoin price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Delegated Sponsor will apply, and the Delegated Sponsor may make this determination in its sole discretion as a delegate of the Cayman Trustee.
The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Delegated Sponsor’s other valuation methodology are incorrectly calculated, neither the Delegated Sponsor, the Administrator nor the Trustees will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Delegated Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
The Delegated Sponsor has limited experience with digital asset ETPs, which may adversely affect the Trust.
The Delegated Sponsor currently sponsors 19 traditional ETFs with approximately $[•] in assets under management as of [•] across equity, fixed income, and multi-asset strategies. However, the Delegated Sponsor has no prior experience sponsoring ETPs that hold digital assets.
Digital asset markets require specialized knowledge of blockchain technology and security, and have evolving regulatory requirements that differ materially from traditional asset markets. The Delegated Sponsor has not previously operated a registered digital asset ETP.
The Delegated Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to digital asset transactions and custody. This limited experience could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.
Furthermore, the Delegated Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Delegated Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Delegated Sponsor or its reputation, it could have an adverse impact on the Delegated Sponsor’s ability to continue to serve as Delegated Sponsor for the Trust.
The Trust’s operations depend substantially on the Delegated Sponsor as a result of the Cayman Trustee’s delegation of substantially all management duties, and any failure by the Delegated Sponsor to perform its delegated responsibilities could adversely affect the Trust and the value of the Shares.
The Cayman Trustee has delegated substantially all of its management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, subject to the Cayman Trustee’s retained oversight responsibilities and reserved powers. As a result, the Delegated Sponsor has broad operational authority over the day-to-day management and administration of the Trust, including entering into and maintaining contracts with service providers, establishing and maintaining accounts, supervising custody arrangements, processing creation and redemption orders, supervising offering materials and regulatory filings, managing the exchange listing of the Shares, and exercising discretion over fork, airdrop, and related matters. The Trust’s ability to achieve its investment objective and to operate as described in this prospectus depends to a substantial degree on the Delegated Sponsor performing these functions adequately, on a timely basis, and in compliance with applicable law and the terms of the governing documents. If the Delegated Sponsor fails to perform any of its delegated responsibilities, the Trust may be unable to operate as intended. Any such failure could delay or disrupt creation and redemption activity, impair the Trust’s custody and administrative processes, interfere with the Trust’s regulatory or reporting obligations, or otherwise adversely affect the Trust and the value of the Shares.
The Cayman Trustee’s delegation of management duties to the Delegated Sponsor is governed by the Appleby Agreements, which are subject to amendment, reduction, or termination, and any such event could result in significant operational disruption and could adversely affect the Trust and the value of the Shares.
The authority of the Delegated Sponsor to perform management and operational functions on behalf of the Trust derives entirely from the delegation effected by the Cayman Trustee under the Appleby Agreements. The Cayman Trustee retains the right to amend, reduce, or terminate the delegation at any time in accordance with the terms of the Appleby Agreements and the Trust Agreement. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee. The Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly, and any period during which the Cayman Trustee is performing such duties while a replacement delegated sponsor is sought could result in significant disruption to the Trust’s operations, including the suspension of creation and redemption activity and disruption to the Trust’s custody and administrative arrangements. There is no assurance that a replacement delegated sponsor with equivalent expertise and capabilities could be identified and appointed in a timely manner. Any of these events could adversely affect the Trust and the value of the Shares.
The Delegated Sponsor acts as agent of and delegate for the Cayman Trustee and is not itself a trustee of the Trust; the allocation of authority and responsibility between the Cayman Trustee and the Delegated Sponsor may be unclear in certain circumstances, which could adversely affect the Trust’s operations and Shareholders’ ability to seek recourse.
The Delegated Sponsor exercises its operational authority as agent of and delegate for the Cayman Trustee, and not as a trustee or independent sponsor of the Trust in its own right. The Delegated Sponsor is not a trustee of the Trust for purposes of the Delaware Statutory Trust Act and has no authority or responsibility beyond the scope of the Delegated Duties as defined in the Delegation Agreement. Certain functions are retained by the Cayman Trustee as reserved powers and may not be performed by the Delegated Sponsor without the prior written consent of the Cayman Trustee. The allocation of specific functions between the Cayman Trustee and the Delegated Sponsor is governed by the Delegation Agreement. In circumstances where the scope of the Delegated Sponsor’s authority is unclear or disputed, there may be uncertainty as to which party is responsible for taking a required action. Any such uncertainty could delay operational decisions or interfere with the Trust’s relationships with service providers and counterparties.
The Cayman Trustee retains ultimate responsibility for the Delegated Duties but does not perform them directly, and the Cayman Trustee’s oversight of the Delegated Sponsor may be insufficient to prevent operational failures or losses that adversely affect the Trust and the value of the Shares.
Notwithstanding the delegation of substantially all management duties to the Delegated Sponsor, the Cayman Trustee retains ultimate responsibility for the performance of those duties in its capacity as trustee of the Trust under the Delaware Statutory Trust Act. The Cayman Trustee is required to exercise ongoing oversight of the Delegated Sponsor’s performance of the Delegated Duties and to take such steps as are necessary to address any material deficiency in that performance. However, the Cayman Trustee does not perform the Delegated Duties directly and relies on the Delegated Sponsor to carry them out on a day-to-day basis. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner. If the Delegated Sponsor commits an error, acts negligently, or fails to perform a delegated function, the Cayman Trustee may not become aware of the failure in time to prevent loss to the Trust. The liability of the Cayman Trustee for losses arising from the Delegated Sponsor’s conduct is subject to the exculpation and indemnification provisions of the Trust Agreement, which limit the Cayman Trustee’s liability except in cases of fraud, gross negligence, bad faith, or willful misconduct. As a result, Shareholders may bear losses arising from the Delegated Sponsor’s performance of delegated functions even where the Cayman Trustee has exercised reasonable oversight.
Bitcoin Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.
The purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.
Selling activity associated with sales of bitcoin in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.
In addition to the effect that purchases and sales of bitcoin as part of the creation and redemption process may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.
The inability of Bitcoin Counterparties to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.
Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by Bitcoin Counterparties to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Bitcoin Counterparties wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.
If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.
Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.
Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of bitcoin and other digital assets from other holders have occurred in the past.
Because of the decentralized process for transferring bitcoin, thefts can be difficult to trace, which may make bitcoin a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the Bitcoin Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.
The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Delegated Sponsor believes that the Trust’s bitcoin held in the Trust’s account with the Bitcoin Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Delegated Sponsor or the Bitcoin Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.
The Delegated Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s bitcoin could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Delegated Sponsor, the Bitcoin Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Bitcoin Custodians, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Delegated Sponsor, the Bitcoin Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Delegated Sponsor and the Bitcoin Custodians may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s accounts with the Bitcoin Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Delegated Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, as such, the Trust could be negatively impacted as a result.
If the Trust’s holdings of bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Bitcoin Custodians have extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.
It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s bitcoin. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.
The Trust’s Bitcoin Custodians could become insolvent.
The Trust’s assets will be held in one or more accounts maintained for the Trust by the Bitcoin Custodians or at other custodian banks which may be located in other jurisdictions. The Bitcoin Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of the Bitcoin Custodians or of any broker, custodian bank or clearing corporation used by the Bitcoin Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the Bitcoin Custodians.
The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.
The Trust is subject to risks due to its concentration of investments in a single asset.
Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and digital assets. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.
The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.
Although Shares of the Trust will be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.
Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.
There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, a Bitcoin Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the

Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.
The amount of bitcoin represented by the Shares is expected to decline over time.
The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Delegated Sponsor Fee and other liabilities.
Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Delegated Sponsor Fee and other liabilities. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such Creation Basket being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.
Shareholders should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.
The development and commercialization of the Trust is subject to competitive pressures.
The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot bitcoin market or other digital assets. Since 2024, the SEC has approved several exchange-traded bitcoin products, and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions.
The Delegated Sponsor’s competitors may have greater financial, technical and human resources than the Delegated Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Delegated Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Delegated Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Delegated Sponsor is able to, which could adversely affect the Delegated Sponsor’s competitive position, and the likelihood that the Trust will achieve market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust and the Delegated Sponsor’s ability to generate meaningful revenues from the Trust.
If the Trust fails to achieve sufficient scale due to competition, the Delegated Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Delegated Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Delegated Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
A loss of confidence or breach of the Bitcoin Custodians may adversely affect the Trust and the value of an investment in the Shares.
Custody and security services for the Trust’s bitcoin are provided by the Bitcoin Custodians, although the Trust may retain one or more additional bitcoin custodians at a later date. Bitcoin held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s bitcoin holdings may be custodied by the Bitcoin Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Delegated Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced bitcoin custodians and the Trust’s ability to securely safeguard the bitcoin.
The Trust expects that the Bitcoin Custodians will custody most or all of its bitcoin holdings. A loss of confidence or breach of the Bitcoin Custodians may adversely affect the Trust and the value of an investment in the Shares.
The Delegated Sponsor may need to find and appoint a replacement custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoin.
The Delegated Sponsor, with the prior approval of the Cayman Trustee, could replace the Bitcoin Custodians as custodians of the Trust’s bitcoin or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the Bitcoin Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.
The Delegated Sponsor may not be able to find a party willing to serve as a bitcoin custodian under the same terms as the current Custodial Services Agreements, or as the prime broker under the same terms as the current Prime Broker Agreement. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as a bitcoin custodian or prime broker, as applicable, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Delegated Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.
Lack of recourse.
The Bitcoin Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Bitcoin Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of their systems. As a result, the recourse of the Trust to the Bitcoin Custodians may be limited.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Delegated Sponsor may be limited.
The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Bitcoin Custodians or the Prime Broker.
Each of the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Bitcoin Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the Bitcoin Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.
The Delegated Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Cayman Trustee to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
Amendment of Trust Agreement Without Shareholder Consent.
Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the shareholders’ consent. These amendments may materially adversely affect the interests of the Shareholders.
The Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Cayman Trustee in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Potential conflicts of interest may arise among the Delegated Sponsor or its affiliates and the Trust. The Delegated Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.
The Delegated Sponsor will manage certain affairs of the Trust. Conflicts of interest may arise among the Delegated Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Delegated Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

•
The Delegated Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Delegated Sponsor does not act in bad faith;

•
The Trust has agreed to indemnify the Delegated Sponsor and its affiliates pursuant to the Trust Agreement;

•
The Delegated Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

•
The Delegated Sponsor and its staff also service affiliates of the Delegated Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•
The Delegated Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

•
Affiliates of the Delegated Sponsor have substantial direct investments in bitcoin that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement.
The Cayman Trustee has a financial interest in the continuation of the Trust and the Delegation Agreement that may conflict with its supervisory responsibilities over the Delegated Sponsor, and there is no assurance that the Cayman Trustee’s oversight of the Delegated Sponsor will be exercised independently of that interest.
The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, while retaining oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions, and ultimate fiduciary responsibility as set forth under the Trust Agreement. The Cayman Trustee also retains the authority to change, reduce or terminate the delegation.
At the same time, the Trust pays to the Cayman Trustee compensation for its services as Cayman Trustee. This compensation structure creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement. The Cayman Trustee’s fees are contingent on the Trust remaining in operation and on the delegation arrangement remaining in place. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee, and the Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner.
Unforeseeable risks.
Bitcoin has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the bitcoin market, including advancements in the underlying technology or advancements in competing technologies, changes to bitcoin may expose investors in the Trust to additional risks which are impossible to predict.
Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing
The Pricing Benchmark has a limited history.
The Pricing Benchmark has only been in operation since February 28, 2022, and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since [•]. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of bitcoin in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.
Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention.

These circumstances could affect the price of bitcoin used in Pricing Benchmark calculations and, therefore, could adversely affect the bitcoin price as reflected by the Pricing Benchmark.
The Pricing Benchmark is based on various inputs which include price data from various third-party bitcoin spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.
Right to change the pricing benchmark.
The Delegated Sponsor, in its sole discretion as a delegate of the Cayman Trustee, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Delegated Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Delegated Sponsor may make this decision for a number of reasons, including, but not limited to the following:
•
Third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

•
There may be variances in the prices of bitcoin on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

•
The prices on each Constituent Exchange or pricing source may not be equal to the value of an bitcoin as represented by the Pricing Benchmark.

•
To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin.

•
To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.

The Delegated Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.
Risks related to pricing.
As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of bitcoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.
In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Delegated Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.
Regulatory Risk
There is a lack of consensus regarding the regulation of digital assets, including bitcoin.
Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.
The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.
The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.
The Trust is not registered as an investment company under the 1940 Act, and the Delegated Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Delegated Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Delegated Sponsor nor the Trustees are subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.
The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being offered and sold as a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust.
A number of jurisdictions worldwide have adopted prohibitions or restrictions on bitcoin trading and other activity relating to virtual currencies and digital assets, which could negatively affect bitcoin prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding bitcoin mining and trading activity were one factor that contributed to the drawdowns in global bitcoin prices in May 2021.
Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. If a court decides to grant the relief requested, wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result, leading to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.
The legal status of bitcoin and other digital assets varies substantially from country to country. In many countries, the legal status of bitcoin is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.
In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of bitcoin. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.
Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for bitcoin, as well as composite prices used to calculate the underlying value of the Trust’s bitcoin, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Delegated Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.
Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, although bitcoin is currently understood to be a commodity when transacted on a spot basis, bitcoin itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in bitcoin to full CFTC regulatory jurisdiction. Alternatively, in the future bitcoin might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in bitcoin at potentially unfavorable prices and potentially terminate, in the event that bitcoin were determined to fall under the definition of being offered and sold as a security under U.S. securities laws. If the Cayman Trustee decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Delegated Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or as being offered and sold as a security.
To the extent that bitcoin is determined to be offered and sold as a security, the Trust and the Delegated Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Delegated Sponsor may be required to register as an investment adviser under the Advisers Act. If the Delegated Sponsor determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.
To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Delegated Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Delegated Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Delegated Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.
The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets were an examination priority for 2020. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.
If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Delegated Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.
To the extent that the activities of any Authorized Participant, the Trust or the Delegated Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Delegated Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Delegated Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.
Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Delegated Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Delegated Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Delegated Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Delegated Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Delegated Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Cayman Trustee may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.
Tax Risk
The ongoing activities of the Trust may generate tax liabilities for Shareholders.
As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use of bitcoin to pay Trust expenses. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.
The tax treatment of bitcoin and transactions involving bitcoin for United States federal income tax purposes may change.
Under current IRS guidance, bitcoin is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in bitcoin in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which bitcoin is exchanged and the taxpayer’s basis in the bitcoin. However, because bitcoin is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving bitcoin. In addition, the IRS and U.S. Department of Treasury have finalized regulations regarding the tax information reporting and basis rules for digital asset transactions and a safe harbor for certain trusts holding digital assets and engaging in staking activities. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.
Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.
The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.
Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.
The taxation of bitcoin and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.
A hard “fork” of the Bitcoin blockchain or airdrop could result in Shareholders incurring a tax liability.
The Trust intends to disclaim any digital assets created by a fork of the Bitcoin blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new cryptocurrency created by such a fork and use good faith efforts to make those cryptocurrency (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.
If a hard fork occurs in the Bitcoin blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Bitcoin Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
Likewise, under the IRS guidance on airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.
The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.
The Trust is intended to be a grantor trust for federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Delegated Sponsor may allow the Trust to hold when an actively managed fund would sell. The Delegated Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.
Other Risks
The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.
The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol, “[•]”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.
The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.
The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.
Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where bitcoin trade. In a highly volatile market, or if one or more spot markets supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Delegated Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.
Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.

The Delegated Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.
The Delegated Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Delegated Sponsor.
Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustees and the Delegated Sponsor.
In addition, certain personnel performing services on behalf of the Delegated Sponsor will be shared with the respective affiliates of the Delegated Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.
Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.
The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Delegated Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.
The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.
Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.
The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. Bitcoin valued using techniques other than those employed by the Pricing Benchmark, including bitcoin investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.
Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.
The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Delegated Sponsor.

BITCOIN, BITCOIN MARKETS AND REGULATION OF BITCOIN
This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the spot markets where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining.
Bitcoin and the Bitcoin Network
Bitcoin is based on the decentralized, open-source protocol of a peer-to-peer electronic network. No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or any other centralized authority. The infrastructure of the Bitcoin network is collectively maintained on a distributed basis by the network’s participants, consisting of “miners,” who run special software to validate transactions, developers, who maintain and contribute updates to the Bitcoin network’s source code, and users, who download and maintain on their individual computer a full or partial copy of the Bitcoin blockchain and related software. Anyone can be a user, developer, or miner. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The source code for the Bitcoin network and related software protocol is open-source, and anyone can contribute to its development. The value of bitcoin is in part determined by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.
Bitcoin transaction and ownership records are reflected on the Bitcoin blockchain. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin network’s software protocol. Because each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin blockchain are stored in a decentralized manner on the computers of each individual Bitcoin network full node, i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin blockchain as well as related software. Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin network will recognize.
Bitcoin
Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.
Bitcoin Network
Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers.
The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.
The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin blockchain or be able to connect with another computer that holds a copy of the Bitcoin blockchain.
When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.
Bitcoin Protocol
Bitcoin is an open-source project with no central authority that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin network software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin network software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin network source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors — Risks Associated with bitcoin and the Bitcoin network.” A modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. For example, on August 1, 2017, a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity, while the rest of the Bitcoin network did not, causing a hard fork. Blocks mined on this new network, called Bitcoin Cash, now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have different native digital assets (bitcoin versus bitcoin cash).
The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork transaction; it merely receives the new cryptocurrency while it continues to hold the same number of bitcoin. The Trust Agreement will stipulate that if such a transaction does occur, the Trust will as soon as possible direct the Bitcoin Custodian to distribute the new cryptocurrency in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. The Trust is under no obligation to claim the forked asset if doing so will expose the Trust’s (original) bitcoin holdings to risk. Alternatively, the Bitcoin Custodian may not agree to provide the Trust with access to the forked asset.
Core development of the Bitcoin Network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions, and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin blockchain may increase the data flow on the Bitcoin network and could either bloat the size of the Bitcoin blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin blockchain or the Bitcoin network.
In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin Network. Prior to the upgrade, multi-signature transactions were historically slow, expensive, and easily identifiable. Taproot is intended to reduce the amount of data written to a block and makes multi-signature transactions indistinguishable from regular transactions, adding an enhanced layer of privacy.
Bitcoin Transactions
A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.
A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.
Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.
A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.
The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.
The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network. A node may validate transactions and add new blocks of transactions to the Bitcoin blockchain.
Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work,” in order to validate proposed transactions and bundle them into a data packet known as a “block.” The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward.” Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol. Miners may also be paid an optional transaction fee by the users whose transactions are contained in the mined block.
Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin blockchain approximately every ten minutes.
Bitcoin Markets
Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin blockchain or through third-party service providers.
In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.
Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.
Outside of the spot markets, bitcoin can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot markets.
In addition, bitcoin futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. As of [•], 2025, CFTC regulated bitcoin futures represented approximately $[•] billion in notional trading volume on Chicago Mercantile Exchange (“CME”). Bitcoin futures on the CME traded over $1.2 billion per day in December 2020 and represented $1.6 billion in open interest. Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, solana, XRP, bitcoin cash, and litecoin. As of February 26, 2026, bitcoin had a total market capitalization of approximately $1.35 trillion.
As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell bitcoin, although the Delegated Sponsor may direct the Bitcoin Custodian to sell bitcoin to pay certain expenses. Instead, Authorized Participants will deliver bitcoin to the Trust’s account with the Bitcoin Custodian in exchange for Shares of the Trust, and the Trust, through the Bitcoin Custodian, will deliver bitcoin to Authorized Participants when those Authorized Participants redeem Shares.
Government Oversight, Though Increasing, Remains Limited
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, the Office of the Comptroller of the Currency, CFTC, FINRA, the U.S. Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.
Federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.”
Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Bitcoin network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope.
There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
THE TRUST AND BITCOIN PRICES
Overview of the Trust
The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of bitcoin, as measured by the performance of the Pricing Benchmark, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the bitcoin prices reported by the Pricing Benchmark. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley.
The Delegated Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.
Use of CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate
The net assets of the Trust and its Shares are valued on a daily basis with reference to CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate, a standardized reference rate published by CoinDesk Indices, Inc., the Benchmark Provider, that is designed to reflect the performance of bitcoin in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of bitcoin in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.
The Pricing Benchmark’s methodology is as follows: [•]. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: [•].
For more information on how the Benchmark Provider calculates the Pricing Benchmark, see the [•] available on the Benchmark Provider’s website at [https://indices.coindesk.com/indices/coindesk-benchmark-settlement-rates].
The Pricing Benchmark is subject to oversight by the [•]. [•].
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: [•].

The Delegated Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of bitcoin, thereby affecting the valuation of the Trust’s assets and the NAV per Share.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at [https://indices.coindesk.com/indices/coindesk-benchmark-settlement-rates]. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has selected the Pricing Benchmark for the following reasons: [•].
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”).
As the Pricing Benchmark is calculated as a price return, it does not track airdrops involving bitcoin. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”
[•] DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. [•], ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. [•], ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. [•], ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS
[Calculation of NAV and NAV per Share
The Trust’s NAV will be calculated based on the Trust’s net asset holdings as reconciled to the Bitcoin Custodians’ accounts on a market approach, determined on a daily basis in accordance with the Pricing Benchmark price, as promptly as practicable after 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the bitcoin held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
As discussed, the fact that there are multiple bitcoin spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.
The Trust’s NAV per Share is calculated by:
•
taking the current market value of its total assets based on the bitcoin price determined by the Pricing Benchmark;

•
subtracting any liabilities; and

•
dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [•] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent bitcoin pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.
The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [•] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Delegated Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Delegated Sponsor will communicate its NAV calculation methodology clearly.
Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for bitcoin across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot bitcoin liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot bitcoin were to occur across multiple exchanges, whether due to breaches or otherwise.
The Delegated Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.
Calculation of Principal Market NAV and Principal Market NAV per Share
In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of bitcoin is determined using the fair value of bitcoin based on the price in the bitcoin market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Pricing Benchmark.
The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in bitcoin markets and its operations that would require a change in the Delegated Sponsor’s determination of the Trust’s principal market.
The Trust identifies and determines the bitcoin principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the Bitcoin Counterparty.
ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.
The Trust receives bitcoin from Bitcoin Counterparties and may also transact on any “Digital Asset Markets,” which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.
In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order: [•].
The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Delegated Sponsor’s determination of the Trust’s principal market.

The Delegated Sponsor on behalf of the Trust will determine in its sole discretion as a delegate of the Cayman Trustee the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.
The cost basis of the investment in bitcoin recorded by the Trust for financial reporting purposes is the fair value of bitcoin at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST
The Trust
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. Appleby Global Services (Cayman) Limited also serves as the Cayman Trustee to the Trust. The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, subject to certain limitations, as more fully described under “Duties of the Delegated Sponsor and the Trustees”. The Delegated Sponsor is a corporation formed in the state of Delaware on September 19, 1980.
The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of bitcoin represented by the NAV of the Baskets being created or redeemed. The total amount of bitcoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.
The Trust has no operating history. The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot bitcoin market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
The Trust has no fixed termination date.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee of [•]% of the Trust’s average net assets. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Administrator will calculate the Delegated Sponsor Fee on a daily basis by applying a [•]% annualized rate to the Trust’s NAV, and the amount of bitcoin payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee.
As partial consideration for receipt of the Delegated Sponsor Fee, the Delegated Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Bitcoin Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.

The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Bitcoin Custodians, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense, if, among other reasons, the Delegated Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.
The Delegated Sponsor will consider re-designating a Sponsor-paid Expense as an Additional Trust Expense if the Delegated Sponsor determines that (i) the expense is extraordinary, non-recurring, or unusual in nature or amount; (ii) the expense was not reasonably anticipated at the time the Delegated Sponsor agreed to assume such category of expenses; (iii) the expense results from changes in applicable law, regulation, or regulatory guidance that impose new or additional obligations on the Trust; (iv) the expense arises from circumstances outside the ordinary course of the Trust's operations; or (v) bearing such expense would be materially adverse to the Delegated Sponsor’s ability to continue performing its obligations under the Trust Agreement. Shareholders will be notified of any re-designation of a Sponsor-paid Expense as an Additional Trust Expense through disclosure on the Delegated Sponsor’s website and disclosure in the Trust’s next periodic report.
After the payment of the Delegated Sponsor Fee to the Delegated Sponsor, the Delegated Sponsor may elect to convert some or all of the Delegated Sponsor Fee into cash by selling this bitcoin at market prices, in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee. Due to the variance in market prices for bitcoin, the rate at which the Delegated Sponsor converts bitcoin to cash may differ from the rate at which the Delegated Sponsor Fee was initially paid in bitcoin.
The Bitcoin Custodians will assume the transfer fees associated with the transfer of bitcoin to the Delegated Sponsor with respect to the Delegated Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Delegated Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of bitcoin to pay the Delegated Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Delegated Sponsor to convert bitcoin received in payment of the Delegated Sponsor Fee into cash.
Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the Bitcoin Custodians to transfer bitcoin from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor’s Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of bitcoin needed to pay applicable expenses. The Delegated Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s bitcoin be exchanged for U.S. Dollars. Under such circumstances, the Trust will not utilize the Bitcoin Custodians to arrange for the sale of the Trust’s bitcoin to pay the Trust’s expenses and liabilities. Rather, the Delegated Sponsor will arrange for the Prime Broker, an affiliate of the Bitcoin Custodians, or another third-party digital asset trading platform to exchange the Trust’s bitcoin for U.S. dollars in such a situation.
In addition to the Sponsor Fee, the Trust pays to the Cayman Trustee an annual trustee fee of $20,000, locked in until December 31, 2027, and an onboarding fee of $1,500. After December 31, 2027, the annual trustee fee will be based on assets under management (“AUM”) as follows: $27,500 for AUM over $150 million; $35,000 for AUM over $300 million; and $50,000 for AUM over $400 million. Should the Cayman Trustee be required to spend in excess of [20] hours per calendar year to discharge its duties under the Trustee Services Agreement, the Cayman Trustee shall charge the Trust for the provision of its services over and above the [20]-hour threshold on a time spent basis at such rates from time to time in effect and notified to the Trust. The Trust also reimburses the Cayman Trustee for reasonable out-of-pocket expenses, including faxes, telephone calls, couriers and other expenses reasonably incurred by the Cayman Trustee in furtherance of its duties. The Cayman Trustee may refer any legal question in relation to the Trust Agreement and the exercise of any discretion vested in it to attorneys-at-law as the Cayman Trustee may select, and the Trust agrees to reimburse the Cayman Trustee on demand for all such legal costs and expenses properly incurred.

Termination of the Trust
The Delegated Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs, in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website:
•
Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•
180 days have elapsed since the DE Trustee has notified the Cayman Trustee of such Trustee’s election to resign or since the Cayman Trustee removes the DE Trustee, and a successor trustee has not been appointed and accepted its appointment;

•
the SEC determines that the Trust is an investment company under the 1940 Act, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the CFTC determines that the Trust is a commodity pool under the CEA, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
a United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

•
the Cayman Trustee determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•
the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Cayman Trustee determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•
60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Cayman Trustee has not identified another depository that is willing to act in such capacity;

•
a Trustee elects to terminate the Trust after the Cayman Trustee is conclusively deemed to have resigned effective immediately as a result of the Cayman Trustee being adjudged bankrupt or insolvent, or a receiver of the Cayman Trustee or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Cayman Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a Cayman Trustee has not been appointed; or

•
the Cayman Trustee or the Delegated Sponsor, with the approval of the Cayman Trustee, elects to terminate the Trust after the DE Trustee, the Administrator or one of the Bitcoin Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be a trustee, administrator or custodian of the Trust, as applicable, and no replacement or other trustee, administrator and/or custodian acceptable to the Cayman Trustee is engaged.

In respect of termination events that rely on Cayman Trustee determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Delegated Sponsor determines that no replacement is acceptable to it), the Delegated Sponsor may consider, without limitation, the profitability to the Delegated Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Delegated Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Delegated Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Delegated Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Cayman Trustee’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Cayman Trustee will not be liable to anyone for its determination of whether to continue or to terminate the Trust.
Upon the dissolution of the Trust, the Delegated Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Delegated Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Delegated Sponsor, on behalf of the Trust, will sell the Trust’s bitcoin assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Delegated Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying bitcoin holdings upon the dissolution of the Trust.
Upon termination of the Trust, following completion of winding up of its business by the Delegated Sponsor, the DE Trustee, upon written directions of the Delegated Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Delegated Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.
Amendments
The Trust Agreement can be amended by the Cayman Trustee or Delegated Sponsor in their sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Litigation and Claims
Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Delegated Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS
The Delegated Sponsor
The Delegated Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Delegated Sponsor will not exercise day-to-day oversight over the Trustees or the Benchmark Provider. The Delegated Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.
The Delegated Sponsor currently sponsors 19 traditional ETPs with approximately $[•] in assets under management as of [•] across equity, fixed income, and multi-asset strategies. However, the Delegated Sponsor has no prior experience sponsoring ETPs that hold digital assets.
The Delegated Sponsor is a wholly-owned subsidiary of Morgan Stanley.
The principal office of the Delegated Sponsor is:
Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
The Trustees
CSC Delaware Trust Company, a Delaware trust company, acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
Appleby Global Services (Cayman) Limited, a Cayman Islands limited liability company, also serves as a Trustee to the Trust. The Cayman Trustee has delegated substantially all of its day-to-day management and operational duties under the Trust Agreement to the Delegated Sponsor pursuant to the Delegation Agreement. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
General duty of care of Trustees.
The Trustees are fiduciaries under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustees are limited by, and are only those specifically set forth in, the Trust Agreement.
Resignation, discharge or removal of Trustees; successor Trustees.
A Trustee may resign at any time by giving at least 30 days’ advance written notice to the Delegated Sponsor. The Delegated Sponsor may remove a Trustee at any time by giving at least 30 days’ advance written notice to such Trustee. Upon effective resignation or removal, such Trustee will be discharged of its duties and obligations.

If the DE Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor Delaware trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. If the Cayman Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor. Any successor Trustee must satisfy the applicable laws and regulations. Any resignation or removal of a Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Delegated Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Cayman Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, where applicable.
If the DE Trustee resigns and no successor trustee is appointed within 180 days after the date the DE Trustee issues its notice of resignation, the Delegated Sponsor will terminate and liquidate the Trust and distribute its remaining assets. Likewise, if the Cayman Trustee resigns and no successor Cayman Trustee is appointed within [•] days after the date that the Cayman Trustee issues its notice of resignation, the Delegated Sponsor will terminate and liquidate the Trust and distribute its remaining assets.
The Administrator
Under the Trust Administration and Accounting Agreement, the Administrator shall provide necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator shall make available the office space, facilities, equipment and personnel required to provide such services.
The Bitcoin Custodians
The Bitcoin Custodians are responsible for safekeeping all of the bitcoin owned by the Trust. The Bitcoin Custodians were selected by the Delegated Sponsor with the approval of the Cayman Trustee. The Bitcoin Custodians have responsibility for opening the Bitcoin Accounts, as well as facilitating the transfer of bitcoin required for the operation of the Trust.
The Transfer Agent
The Transfer Agent shall (1) perform and facilitate the purchases and redemption of Shares of the Trust and prepares and transmit information with respect to such purchases and redemptions; (2) prepare and transmit payments for dividends and distributions, if any, declared by the Trust; (3) maintain Shareholder accounts; (4) respond to correspondence by Trust Shareholders and others relating to its duties and (4) make periodic reports to the Trust.
Pricing Benchmark Services
The Benchmark Provider is responsible for analyzing bitcoin market data relating to the calculation and maintenance of the Pricing Benchmark.
The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS
The Trust will enter into arrangements with multiple custodians to custody its bitcoin (the “Bitcoin Custodians”), and may, from time to time, decide, to custody its bitcoin with one or more of such custodians. The Bitcoin Custodians will keep custody of the Trust’s bitcoin. The transfer of bitcoin to and from Bitcoin Counterparties is directed by the Delegated Sponsor. The Delegated Sponsor’s decision to move bitcoin to, or from one Bitcoin Custodian to another may be driven by a number of factors including:

•
the custodial features and technologies used at a given Bitcoin Custodian;

•
the nature of the wallets used at a Bitcoin Custodian;

•
the Bitcoin Custodian’s connectivity or other arrangements with trading venues;

•
forks, events and trends on the Bitcoin blockchain;

•
the fees and charges of the Bitcoin Custodian; and/or

•
the Bitcoin Custodian’s security, audit and insurance arrangements.

At a given time, a Bitcoin Custodian may hold all or any portion of the Trust’s bitcoin, or none of the Trust’s bitcoin.
The Bitcoin Custodians will keep custody of all of the Trust’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the Bitcoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction (note, however, that not all Bitcoin Custodians may maintain hot wallets for the holding and storage of crypto assets).
While the specific security measures around custody may vary across Bitcoin Custodians, cold storage locations of Bitcoin Custodians often feature monitoring by 24-7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Bitcoin Custodian and are kept confidential by the Bitcoin Custodian for security purposes.
To the extent a Bitcoin Custodian maintains hot storage locations, transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the Bitcoin network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the Bitcoin Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.
Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the Bitcoin Custodians will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoin including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s bitcoin held in the Cold Vault Balance by the Bitcoin Custodians are held in segregated wallets and therefore are not commingled with the Bitcoin Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Bitcoin Custodians may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin Custodians can upload the fully signed transaction to an online network and transfer the bitcoin. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Bitcoin Custodians are involved in private key management operations, and the Bitcoin Custodians have represented that no single individual has access to full private keys.
The Bitcoin Custodians’ internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodians have represented that SOC attestations covering private key management controls are also performed on the Bitcoin Custodians by an external provider.
The Bitcoin Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the Bitcoin Custodians is shared among all of the Bitcoin Custodians’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Bitcoin held in the Trust’s account with the Bitcoin Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
In the event of a fork, the Custodial Services Agreements provide that the Bitcoin Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Bitcoin Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Bitcoin Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Bitcoin Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Bitcoin network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the Bitcoin Custodians and their affiliates through a written public statement on their respective website, the Bitcoin Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with bitcoin.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the

Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
[Under each of the Custodial Services Agreements, the Bitcoin Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s fraud, willful misconduct or gross negligence; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited bitcoin lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instruction, except to the extent such damages or losses result from BNY’s failure to meet its standard of care in acting in accordance with instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid bitcoin; (iii) BNY’s review or non-acceptance of any bitcoin, including but not limited to delay of the Trust to issue instructions with respect to such bitcoin pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any bitcoin, including without limitation (A) provided such bitcoin was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such bitcoin; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY own processing of an instruction in breach of the standard of care except in each case to the extent such losses result from BNY fraud, negligence or willful misconduct. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the greater of: (i) the greater of (A) the aggregate amount of fees paid by the Trust to BNY in respect of the custodial services in the 12-month period prior to the date on which the loss or damage occurred, and (B) twenty million U.S. dollars (US$20,000,000); or (ii) the value, at the time the event giving rise to liability occurred, of the bitcoin on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the bitcoin using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.]
[Under the Coinbase Custodial Services Agreement, Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported bitcoin on deposit in the Trust’s custodial account(s) giving rise to Coinbase Custodian’s liability at the time of the event giving rise Coinbase Custodian’s liability; (ii) Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of Coinbase Custodian losing control of the Trust’s bitcoin or failing to properly execute instructions on behalf of the Trust, Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by Coinbase Custodian may be insufficient to cover its liabilities to the Trust.
The Bitcoin Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.]
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.
The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.
The Delegated Sponsor may, with the approval of the Cayman Trustee, add or terminate bitcoin custodians at any time. The Delegated Sponsor may, with the approval of the Cayman Trustee, change the Bitcoin Custodians for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such bitcoin custodians. Should the Delegated Sponsor choose to terminate a bitcoin custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on periodic Exchange Act reports or in its annual or quarterly reports.

PRIME BROKER
Pursuant to the Prime Broker Agreement, a portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Bitcoin Custodians, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. The amount of bitcoin that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.
The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, add or terminate prime brokers at any time. The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.
These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s bitcoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell bitcoin on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the bitcoin credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s bitcoin (and cash) held on behalf of the Prime Broker’s customers.
Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Delegated Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Delegated Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Delegated Sponsor, the percentage of bitcoin that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Delegated Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.
The Prime Broker is not required by the Prime Broker Agreement to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the bitcoin credited to the Trust’s Trading Balance.
To the extent the Trust sells bitcoin through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include [•].
Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of bitcoin by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Delegated Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Delegated Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime

Broker or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.
Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.
The Prime Broker may terminate the Prime Broker Agreement in its entirety for any reason by providing at least ninety (90) days’ prior written notice to the Trust. Either party may terminate the Prime Broker Agreement in its entirety as required by applicable law by providing at least 30 (thirty) days’ prior written notice to the other party.
The Prime Broker may, in its sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement immediately upon an Event of Default, at any time and with prior notice to the Trust.
For purposes of the Prime Broker Agreement, an “Event of Default” shall mean: (i) the Trust materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) business day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within three (3) business days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust breaches any of the representations or warranties contained in the Prime Broker Agreement; (iii) a default or event of default under, or termination of, any other agreement between the Trust and the Prime Broker or its specified affiliates; (iv) the Trust takes any action to dissolve or liquidate, in whole or part; (v) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (vi) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (vii) termination is required pursuant to a court order or binding order of a government authority; (viii) the Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance, after consultation with the Trust, in relation to any account or the Trust’s use of the prime broker services; and (ix) The Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) business days following written notice from the Prime Broker.
The Trust may terminate the Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes a “Coinbase Event of Default.” A “Coinbase Event of Default” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; or (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy.
A decision by the Prime Broker to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and agrees that the Prime Broker is under no obligation to disclose the details of its risk management and security practices to the Trust. The parent company of the Prime Broker, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding bitcoin with the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: in no event shall the Prime Broker or its specified affiliates be responsible or liable for any loss, claim, or damage suffered by the Trust, except to the extent that such loss, claim, or damage directly resulted from the negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates. Neither the Prime Broker nor its specified affiliates shall be liable for any loss caused directly or indirectly by (a) the failure of the Trust to adhere to the Prime Broker’s policies and procedures that have been disclosed to the Trust, (b) any failure or delay to act by any service provider to the Trust, or (c) any system failure (other than a system failure caused by the gross negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates) that prevents the Prime Broker or any of its specified affiliates from fulfilling its obligations under the Prime Broker Agreement. Other than with respect to claims and losses arising from spot trading of bitcoin, or fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected bitcoin giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including Coinbase Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

FORM OF SHARES
Registered Form
Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Delegated Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.
Book Entry
Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
DTC
DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES
The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.
DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.
AUDIT SEED/INITIAL SEED CREATION INVESTOR/SELLING STOCKHOLDER
The Delegated Sponsor served as the Audit Seed Investor to the Trust. On [•], [•], [•], in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising [•] Shares at a per-Share price of $[•]. Total proceeds to the Trust from the sale of these Seed Creation Baskets were $[•]. Delivery of the Seed Creation Baskets was made on [•], [•]. These Seed Creation Baskets were redeemed for cash on or about [•], [•].
On [•], [•], [•] (in such capacity, the “Initial Seed Creation Investor”) purchased the initial seed creation baskets comprising [•] Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor acted as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets were $[•]. On [•], [•], the Trust purchased bitcoin with the proceeds of the Initial Seed Creation Baskets by transacting with a Bitcoin Counterparty to acquire bitcoin on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The bitcoin acquired in connection with the Initial Seed Creation Baskets is held by the Bitcoin Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
The Initial Seed Creation Investor may sell some or all of the Shares pursuant to the registration statement that this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”
PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “[•]”. Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants
The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of [•] Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.
The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.
The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.
While the Authorized Participants may be indemnified by the Delegated Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Delegated Sponsor for their purchases of Baskets.
CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of bitcoin represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of bitcoin represented by the Baskets being created or redeemed, the amount of which is based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designated agent, of bitcoin to the Trust’s account with the Bitcoin Custodians in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through the Bitcoin Custodians, will deliver bitcoin to such Authorized Participants or a designated agent thereof, in exchange for their Shares.
Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. In May 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Delegated Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor.
Authorized Participants will deliver only cash or bitcoin to create Shares and will (either directly, or through their designated agents) receive cash or bitcoin when redeeming Shares.
The Bitcoin Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the bitcoin related to the Authorized Participant’s creation or redemption order. The Trust will create Shares by receiving bitcoin from a Bitcoin Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Bitcoin Counterparty to deliver the bitcoin. Further, the Bitcoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the bitcoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the bitcoin to the Trust.
The Trust will redeem Shares by delivering bitcoin to a Bitcoin Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Bitcoin Counterparty to receive the bitcoin. Further, the Bitcoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the bitcoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the bitcoin from the Trust. The Bitcoin Counterparty reserves the right to refuse or to cancel any pending redemption order at any time before the Delegated Sponsor places a redemption order.

Generally speaking, Bitcoin Counterparties deliver bitcoin related to the Authorized Participant’s purchase order to the Trust’s Cold Balance Vault Account. Authorized Participants and Bitcoin Counterparties are not required to maintain an account with the Bitcoin Custodians.
Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Delegated Sponsor.
Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
The Delegated Sponsor performs extensive due diligence as a part of its Bitcoin Counterparty selection and onboarding process. As part of this process the Delegated Sponsor assesses Bitcoin Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Delegated Sponsor are expected to serve as a Bitcoin Counterparty.
Creations and redemptions will generally be “on-chain” transactions reflected in the Trust’s Vault Account. For example, transfers of bitcoin to the Trust’s Vault Balance are “on-chain” transactions represented on the bitcoin blockchain. When the Authorized Participant or its designated agent or client deposits bitcoin related to the Authorized Participant’s purchase order to the Trust’s Vault Balance, such transfer is an “on-chain” transaction that is recorded on the Bitcoin blockchain.
Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker. For example, transfers of bitcoin into the Trust’s Trading Balance are off-chain transactions. When the Authorized Participant or its designated agent or client deposits bitcoin related to the Authorized Participant’s purchase order to the Trust’s Trading Balance, such transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.
The Trust will be responsible for bitcoin-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. The Authorized Participant is responsible for only a cash liability relating to creation and redemption costs, such as trading fees and slippage.
Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Bitcoin Custodians in order to facilitate settlement of the Shares and bitcoin as described in more detail in the Creation Procedures and Redemption Procedures sections below.
The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.
Creation Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.
Purchase orders must be placed by 2:00 p.m., Eastern Time (in the case of cash orders) and 4:00 p.m., Eastern Time (in the case of in-kind orders), the close of regular trading on the Exchange, or another time determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Delegated Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, bitcoin entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash.
Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly, through its designated agents, of bitcoin with the Bitcoin Custodians.
To effectuate a cash creation order, the Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Delegated Sponsor, on behalf of the Trust, will instruct a Bitcoin Counterparty to purchase the amount of bitcoin equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting bitcoin will be deposited in the Trust’s account with the Bitcoin Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor.
To the extent the execution price of the bitcoin acquired by the Bitcoin Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the bitcoin acquired by the Bitcoin Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Delegated Sponsor.
No Shares will be issued unless and until the Delegated Sponsor and Transfer Agent have confirmed that any outstanding bitcoin or cash (as applicable) due from the Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or Bitcoin Custodians would have the potential to delay settlement of the bitcoin related to Share creations. To the extent the Bitcoin Counterparty is not able to deliver bitcoin associated with a cash purchase order as of a specified time on the settlement date, the Delegated Sponsor or Transfer Agent will cancel the purchase order. To the extent that bitcoin transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Bitcoin network, such bitcoin will not be held in cold storage in the Vault until such transfers can occur.
For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s Bitcoin Custodian account must be credited with the required bitcoin by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the bitcoin associated with a Creation Basket Deposit will be deposited with the Bitcoin Custodians in the Trust’s Cold Vault Balance, although in some circumstances, bitcoin may be deposited outside of cold storage. For example, portions of the Trust’s bitcoin may be deposited and held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoin including to pay Trust expenses, or to pay the Delegated Sponsor Fee. Upon receipt of the bitcoin amount in the Trust’s Bitcoin Custodian account, or the cash deposit amount in the Trust’s Cash Custodian account, the Bitcoin Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Participant, and the Delegated Sponsor that the bitcoin or cash has been deposited. Upon confirmation by the Delegated Sponsor and Transfer Agent that any outstanding cash or bitcoin due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Participant understands and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or bitcoin due from the Authorized Participant has not been settled with the Trust, the applicable Purchase Order will be canceled by the Delegated Sponsor. In the event the Authorized Participant, or its designated agent, has not deposited the bitcoin to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of bitcoin at a later date, or (3) accept that the Trust will execute a bitcoin transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive bitcoin or will have its designated agent receive bitcoin for the Shares delivered.
None of the Delegated Sponsor, the Trust, the Marketing Agent, or the Transfer Agent shall be liable to the Authorized Participant if a Bitcoin Counterparty fails to deliver bitcoin or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s account with the Bitcoin Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Delegated Sponsor or Trust.
Bitcoin held in the Trust’s account with the Bitcoin Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.
Determination of Required Deposits
For a creation, the total amount of bitcoin (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of bitcoin or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Delegated Sponsor.
The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after [4:00 p.m. ET.] Each night, the Delegated Sponsor will publish the amount of bitcoin that is represented by each Basket Deposit.
Delivery of Required Deposits
An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the Bitcoin Custodians receive the required bitcoin (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Delegated Sponsor will notify the Transfer Agent that the bitcoin or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or bitcoin due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.
Suspension or Rejection of Purchase Orders
The Delegated Sponsor may, in its discretion, suspend the right to submit purchase orders, or postpone the purchase settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which acceptance, delivery, or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend purchase orders to allow for the orderly acquisition of the Trust’s assets or to protect existing Shareholders from dilution. If the Delegated Sponsor has difficulty acquiring bitcoin positions, e.g., because of a market disruption event, extreme price volatility, or unanticipated constraints on bitcoin custody capacity, it may be appropriate to suspend purchase orders until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take purchase orders in the manner provided in the Authorized Participant Agreement, or the Bitcoin Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Delegated Sponsor or its designee has the absolute right, but does not have any obligation, to suspend or reject any purchase order or Basket Deposit if the Delegated Sponsor determines that:
•
the purchase order or Basket Deposit is not in proper form;

•
it would not be in the best interest of the Shareholders of the Trust;

•
the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•
the acceptance or receipt of which would, in the opinion of counsel to the Delegated Sponsor, be unlawful; or

•
circumstances outside the control of the Trust, the Delegated Sponsor, the Marketing Agent or the Bitcoin Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Delegated Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Delegated Sponsor, the Transfer Agent or the Bitcoin Custodians will be liable for the suspension or rejection of any purchase order or Basket Deposit.
The Delegated Sponsor will notify shareholders of a suspension of any creation order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or revocation of any Purchase Order. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted Purchase Order.
Redemption Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.
Sell orders must be placed by 2:00 p.m., Eastern Time (in the case of cash orders) and 4:00 p.m., Eastern Time (in the case of in-kind orders), or the close of regular trading on the Exchange, or another time as determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.
Upon the Delegated Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, bitcoin entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption and in bitcoin in the case of an in-kind redemption.

Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Delegated Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Delegated Sponsor, on behalf of the Trust, will instruct the Bitcoin Counterparty to convert bitcoin into cash by effectuating a bitcoin sale executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).
The redemption distribution due from the Trust is delivered to the Bitcoin Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Delegated Sponsor determines that the Shares have been received in the Trust’s DTC account, the Delegated Sponsor authorizes the Bitcoin Custodians to transfer the redemption bitcoin amount from the Trust’s Bitcoin Custodian account to the Bitcoin Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.
Upon receipt of the redemption distribution of bitcoin by the Bitcoin Counterparty, the Bitcoin Counterparty, as a counterparty to the Trust, shall convert the bitcoin associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of bitcoin will be made from the Trust’s Cold Vault Balance with the Bitcoin Custodians, although in some circumstances, bitcoin may be transferred from outside of cold storage.
To effectuate a redemption order via an in-kind transaction, the Trust, through a Bitcoin Custodian, will deliver bitcoin to an Authorized Participant, or designed agent thereof, in exchange for Shares.
Bitcoin held in the Trust’s account with the Bitcoin Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.
Determination of Redemption Distribution
The redemption distribution for cash redemptions from the Trust consists of a transfer to a Bitcoin Counterparty of an amount of bitcoin equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of bitcoin to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to the Authorized Participant or its designated agent of an amount of bitcoin equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order,
Delivery of Redemption Distribution
In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to the Authorized Participant on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver bitcoin to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of bitcoin will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders
The Delegated Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Delegated Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Bitcoin Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
Redemption orders must be made in whole Baskets. The Delegated Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Delegated Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Bitcoin Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Delegated Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [•] Shares (i.e., 1 Basket) or less.
The Delegated Sponsor will notify shareholders of a suspension of any redemption order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or suspension of any redemption order via periodic Exchange Act reports, a prospectus supplement, or the Delegated Sponsor’s website. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted redemption order.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor. The Delegated Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.
Tax Responsibility
Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Delegated Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.
Secondary Market Transactions
As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of bitcoin, or bitcoin, represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Delegated Sponsor and no such person has any obligation or responsibility to the Delegated Sponsor or the Trust to effect any sale or resale of Shares.
Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance of Baskets consist of bitcoin. Such deposits are held by the Bitcoin Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Bitcoin Custodians to pay fees due to the Delegated Sponsor and to pay the Trust’s expenses and liabilities not assumed by the Delegated Sponsor.
OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST
The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.
All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Delegated Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
The Delegated Sponsor will have full power and authority, in its sole discretion as a delegate of the Cayman Trustee, without seeking the approval of the Trustees or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Delegated Sponsor may from time to time determine, (b) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Delegated Sponsor will determine, (c) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate, (d) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Delegated Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Delegated Sponsor may otherwise determine from time to time. The Delegated Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.
CONFLICTS OF INTEREST
There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Delegated Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Delegated Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The Delegated Sponsor has implemented policies and procedures reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest. A copy of the Code of Ethics is available on the Delegated Sponsor’s website at www.morganstanley.com/im.
The officers, directors and employees of the Delegated Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Delegated Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Delegated Sponsor serves as the delegated sponsor to the Trust. The Delegated Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Delegated Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Delegated Sponsor’s assets to decrease. If the Delegated Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.
Furthermore, the Delegated Sponsor or its affiliates may participate in transactions related to bitcoin, either for their own account or for the account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin. In addition, the Delegated Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.
The Delegated Sponsor or its affiliates may issue derivative instruments relating to bitcoin. The Delegated Sponsor’s affiliate(s) may offer investment products that offer short exposure to bitcoin and does offer other products that offer long exposure to bitcoin, which may take market share from the Trust or affect the value of bitcoin or an investment in the Trust. Introduction of such competing products may affect the market value of bitcoin and an investment in the Trust. The Delegated Sponsor and its affiliated companies may also receive non-public information relating to bitcoin and neither the Delegated Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.
The Delegated Sponsor and its employees and affiliates may engage in long or short transactions in bitcoin in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.
Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade bitcoin for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
If the Delegated Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Delegated Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.
From time to time, a portion of the Trust’s bitcoin holdings and cash holdings may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”
The Cayman Trustee is responsible for supervising the Delegated Sponsor’s performance of Delegated Duties and retains reserved powers requiring the Delegated Sponsor to obtain the Cayman Trustee’s prior written consent for certain material actions. However, the Cayman Trustee is itself a paid service provider to the Trust and receives fees and expense reimbursements that continue so long as the Trust and the Delegation Agreement remain in effect. This creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement.

Resolution of Conflicts Procedures
The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Delegated Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Delegated Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.

DUTIES OF THE DELEGATED SPONSOR AND THE TRUSTEES
Under the Trust Agreement, the Cayman Trustee has certain enumerated duties and responsibilities for the operation and management of the Trust, substantially all of which have been delegated to the Delegated Sponsor, as described below.
The general fiduciary duties which would otherwise be imposed on the Cayman Trustee (and any that may be imposed on the Delegated Sponsor) (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
Pursuant to the Delegation Agreement, the Delegated Sponsor will have the following duties:

•
To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, except as noted below regarding the Bitcoin Custodians or other security vendors;

•
To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust;

•
To cause legal title to any Trust property to be held by or in the name of the Delegated Sponsor, or to have any contract entered into in the name of the Delegated Sponsor, on such terms as the Delegated Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

•
To purchase, sell, exchange, hold, and otherwise trade bitcoin through one or more exchanges, brokers, custodians, or other counterparties, on such terms and at such times as the Cayman Trustee deems advisable in furtherance of the Trust’s purposes;

•
To terminate, or replace the custodian or other security vendors for the Trust, with the prior approval of the Cayman Trustee;

•
To maintain control over the Custody Account;

•
To deposit, withdraw, pay, retain and distribute the assets of the Trust Estate or any portion thereof;

•
Supervise the preparation of any offering materials for the Trust and supplements and amendments thereto;

•
Pay or authorize the payment of distributions to the shareholders and expenses of the Trust;

•
Arrange for and manage the exchange listing of the shares of the Trust;

•
Delegate those of its duties hereunder to one or more service providers, including but not limited to:

•
the Administrator

•
the Transfer Agent

•
the Bitcoin Custodians

•
the Benchmark Provider

•
the Marketing Agent

•
Authorized Participants

•
insurer(s)

•
any other service provider(s) as needed

•
Recommend such other services as the Delegated Sponsor believes that each Trust may from time to time require for approval by the Cayman Trustee and perform such services upon the Cayman Trustee’s approval;

•
Effect the provisions of the Trust Agreement regarding forks, airdrops and the like and exercise discretion regarding hard forks;

•
Sole discretion, without seeking the approval of the Cayman Trustee or the Trust’s shareholders:

•
to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Delegated Sponsor will determine;

•
to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate;

•
make such rules as it considers appropriate for the issuance of share certificates, transfer of shares, and similar matters; and

•
to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held.

•
The discretion, with the approval of the Cayman Trustee but not the Trust’s shareholders:

•
to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Delegated Sponsor may from time to time determine; and

•
to take such other action with respect to the shares as the Delegated Sponsor may deem desirable.

The Cayman Trustee retains certain non-delegable responsibilities, including: ultimate responsibility for performance of duties under the Trust Agreement; oversight and monitoring of the Delegated Sponsor’s performance; approval rights over material transactions and decisions, including custodian appointments and changes to the preferences, voting powers, rights, duties and privileges of the Trust; the authority to change, reduce or terminate the delegation; and ultimate fiduciary responsibility as set forth under the Trust Agreement.
To the extent that at law (common or statutory) or in equity, the Delegated Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Delegated Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Delegated Sponsor, as applicable.

LIABILITY AND INDEMNIFICATION
The DE Trustee
As further discussed in the Trust Agreement, the DE Trustee will not be liable for the acts or omissions of the Delegated Sponsor, nor will the DE Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Delegated Sponsor or the Trust under the Trust Agreement. The DE Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(a)
the DE Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)
no provision of the Trust Agreement will require the DE Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the DE Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)
under no circumstances will the DE Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)
the DE Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Delegated Sponsor;

(e)
the DE Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The DE Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the DE Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Delegated Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the DE Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)
in the exercise or administration of the trust hereunder, the DE Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the DE Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the DE Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)
except as will be expressly provided in the Trust Agreement, the DE Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the DE Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)
the DE Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Delegated Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust

Agreement; provided, however, that the Delegated Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
The obligations of the Delegated Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
The Cayman Trustee
Pursuant to the Appleby Agreements, the Cayman Trustee has delegated substantially all day-to-day operational and management duties to the Delegated Sponsor while retaining oversight, monitoring and approval responsibilities. The Cayman Trustee shall not be liable for any action taken or omitted by the Delegated Sponsor or any other person (other than the Cayman Trustee) under the Trust Agreement, except to the extent that such action or omission by the Delegated Sponsor or other person was taken or omitted in reliance upon any information, instructions, or approval given by the Cayman Trustee. This limitation of liability reflects the delegation structure under which the Delegated Sponsor, not the Cayman Trustee, performs the operational functions of the Trust.
Under the Trustee Services Agreement, the Trust and the Cayman Trustee have mutual indemnification obligations. The Trust will indemnify and hold harmless the Cayman Trustee from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cayman Trustee arising out of or relating to any claim by a third party arising out of (i) the Trust’s breach of the Trustee Services Agreement or of any representation, warranty or covenant thereunder, (ii) the Trust’s violation of any applicable law, rule, or regulation, (iii) the Trust’s infringement or alleged infringement of any intellectual property rights of any third party, or (iv) the Trust’s negligence, willful misconduct, or fraud; except in each case to the extent such losses result from the Cayman Trustee’s fraud, negligence or willful misconduct or failure to perform its obligations under the Trustee Services Agreement.
Conversely, the Cayman Trustee will indemnify and hold harmless the Trust from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Trust arising out of or relating to any claim by a third party arising out of (i) the Cayman Trustee’s breach of the Trustee Services Agreement or of any representation, warranty or covenant thereunder, (ii) the Cayman Trustee’s violation of any applicable law, rule, or regulation with respect to the provision of trustee services, (iii) the Cayman Trustee’s infringement or alleged infringement of any intellectual property rights of any third party in connection with the provision of services, or (iv) the Cayman Trustee’s negligence, willful misconduct, or fraud; except in each case to the extent such losses result from the Trust’s fraud, negligence or willful misconduct or failure to perform its obligations under the Trustee Services Agreement.
The Cayman Trustee and its shareholders, members, directors, officers, employees, affiliates and subsidiaries will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the delegated provisions of the Trust Agreement, provided that (i) the Cayman Trustee was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Cayman Trustee and (ii) any such indemnification will be recoverable only from the Trust Estate.
The Delegated Sponsor
The Delegated Sponsor will not be under any liability to the Trust, the Trustees or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Delegated Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Delegated Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustees, the Trustees’ counsel or by any other

Person for any matters arising hereunder. The Delegated Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustees other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Delegated Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Delegated Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.
The Delegated Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Delegated Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Delegated Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Delegated Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Delegated Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Delegated Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Delegated Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
Bitcoin Custodians
The Bitcoin Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its bitcoin and any recovery may be limited, even in the event of fraud. In addition, the Bitcoin Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Bitcoin Custodians may be limited.

PROVISIONS OF LAW
According to applicable law, indemnification of the Delegated Sponsor is payable only if the Delegated Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Delegated Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.
Provisions of Federal and State Securities Laws
This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Delegated Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.
These conditions require that no indemnification of the Delegated Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Delegated Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.
MANAGEMENT; VOTING BY SHAREHOLDERS
Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of bitcoin held by the Bitcoin Custodians on behalf of the Trust.
The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances described below, Shareholders will have no voting rights under the Trust Agreement. Under the Trust Agreement, Shareholders holding Shares representing (i) at least a majority (over 50%) of the Shares (not including Shares held by the Delegated Sponsor and its Affiliates) may vote to appoint a successor Delegated Sponsor or to continue the Trust.
Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.
The Delegated Sponsor and the Cayman Trustee will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee.
The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Delegated Sponsor. The following persons, in their capacities as executive officers of the Delegated Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

[•] is the [•] of the Delegated Sponsor and [•] is the [•] of the Delegated Sponsor.
BOOKS AND RECORDS
The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.
The Trust will also keep a copy of the Trust Agreement on file in the Delegated Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.
STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS
After the end of each fiscal year, the Delegated Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Delegated Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.
The Delegated Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Delegated Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Delegated Sponsor in the preparation of such reports.
The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.
FISCAL YEAR
The fiscal year of the Trust is the calendar year. The Delegated Sponsor may select an alternate fiscal year.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION
The rights of the Delegated Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Delegated Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Delegated Sponsor, the Trust.
However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or Exchange Act.

LEGAL MATTERS
Dechert LLP has advised the Delegated Sponsor in connection with the Shares being offered. Dechert LLP advises the Delegated Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. An opinion of counsel is filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part.
EXPERTS
The financial statements of the Trust will be included herein in reliance on the report of [Ernst & Young LLP], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS
Cash Custody Agreement
[The Delegated Sponsor, on behalf of the Trust, has entered into a cash custody agreement (“Cash Custody Agreement”) with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement with respect to one or more series of the Trust by giving written notice to the counterparty as set forth in the Cash Custody Agreement.
The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.
The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities(including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care.
The Cash Custody Agreement is governed by the laws of the state of New York.]
Fund Administration and Accounting Agreement
[[Under the Fund Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Fund Administration and Accounting Agreement.
In addition, the Administrator may terminate its services for certain material breaches of the Fund Administration and Accounting Agreement.
Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.
The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Delegated Sponsor, or if such quotes are unavailable, then obtaining such prices from the Delegated Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Delegated Sponsor.
The responsibilities of the Administrator also include providing financial reporting services for the Trust, including (i) preparing financial statements for the Trust; (ii) preparing periodic shareholder reports for the Trust; and (iii) preparing, circulating and maintaining the Trust’s financial reporting production calendar.

The responsibilities of the Administrator also include providing tax services for the Trust, including preparing annual grantor trust tax reporting statements for the Trust’s review and approval.
In addition, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.
The fees of the Administrator are paid by the Trust. In addition, the Trust shall reimburse Administrator for reasonably and documented out-of-pocket expenses as are incurred by the Administrator in performing its duties under the Fund Administration and Accounting Agreement.
The Administrator shall exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to this Agreement. Except as otherwise provided in the Fund Administration and Accounting Agreement, the Administrator and any affiliate of the Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims, including reasonable and documented attorney’s and accountants’ fees (collectively, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of the Administrator’s own gross negligence, bad faith or willful misconduct. In addition, the Administrator shall not be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Administrator or any agent of the Administrator and which adversely affect the performance by the Administrator of its obligations and duties under the Fund Administration and Accounting Agreement or by any other agent of the. Upon the occurrence of any such delay or failure, the Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.
The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.]
Transfer Agency and Services Agreement
[Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Creation Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.
The Transfer Agency and Services Agreement will have an initial term beginning on the commencement of trading of the Shares on the Exchange and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.]
Custodial Services Agreements
[The Coinbase Custodian and BNY are the Bitcoin Custodians for the Trust and hold all of the Trust’s bitcoin on the Trust’s behalf.
The Bitcoin Custodians will keep custody of all of the Trust’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the Bitcoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction (note, however, that not all Bitcoin Custodians may maintain hot wallets for the holding and storage of crypto assets).
While the specific security measures around custody may vary across Bitcoin Custodians, cold storage locations of Bitcoin Custodians often feature monitoring by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Bitcoin Custodian and are kept confidential by the Bitcoin Custodian for security purposes.
To the extent a Bitcoin Custodian maintains hot storage locations, transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the Bitcoin network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the Bitcoin Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.
Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the Bitcoin Custodians will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoin including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s bitcoin held in the Cold Vault Balance by the Bitcoin Custodians are held in segregated wallets and therefore are not commingled with the Bitcoin Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Bitcoin Custodians may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin Custodians can upload the fully signed transaction to an online network and transfer the bitcoin. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Bitcoin Custodians are involved in private key management operations, and the Bitcoin Custodians have represented that no single individual has access to full private keys.
The Bitcoin Custodians’ internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodians have represented that SOC attestations covering private key management controls are also performed on the Bitcoin Custodians by an external provider.

The Bitcoin Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the Bitcoin Custodians is shared among all of the Bitcoin Custodians’ customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Bitcoin held in the Trust’s account with the Bitcoin Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
In the event of a fork, the Custodial Services Agreements provide that the Bitcoin Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Bitcoin Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Bitcoin Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Bitcoin Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Bitcoin network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the Bitcoin Custodians and their affiliates through a written public statement on their respective website, the Bitcoin Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with bitcoin.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
[Under each of the Custodial Services Agreements, the Bitcoin Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s fraud, willful misconduct or gross negligence; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited bitcoin lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instruction, except to the extent such damages or losses result from BNY’s failure to meet its standard of care in acting in accordance with instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid bitcoin; (iii) BNY’s review or non-acceptance of any bitcoin, including but not limited to delay of the Trust to issue instructions with respect to such bitcoin pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any bitcoin, including without limitation (A) provided such bitcoin was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such bitcoin; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY own processing of an instruction in breach of the standard of care except in each case to the extent such losses result from BNY fraud, negligence or willful misconduct. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the greater of: (i) the greater of (A) the aggregate amount of fees paid by the Trust to BNY in respect of the custodial services in the 12-month period prior to the date on which the loss or damage occurred, and (B) twenty million U.S. dollars (US$20,000,000); or (ii) the value, at the time the event giving rise to liability occurred, of the bitcoin on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the bitcoin using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.]
[Under the Coinbase Custodial Services Agreement, Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported bitcoin on deposit in the Trust’s custodial account(s) giving rise to Coinbase Custodian’s liability at the time of the event giving rise Coinbase Custodian’s liability; (ii) Coinbase Custodian aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of Coinbase Custodian losing control of the Trust’s bitcoin or failing to properly execute instructions on behalf of the Trust, Coinbase Custodian liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

The Bitcoin Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the Bitcoin Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Bitcoin Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.]
Marketing Agent Agreement
[Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Delegated Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.
The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.]
Pricing Benchmark Licensing Agreement
[Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides each of the Delegated Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Index Data to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides each of the Delegated Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Index Data to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:
•
an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.
Taxation of the Trust
The Delegated Sponsor and the Trustees will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).

The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.
The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Delegated Sponsor nor the Trustees will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital asset for U.S. federal income tax purposes, there can be no assurance in this regard.
Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.
Taxation of U.S. Shareholders
Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.
Current IRS guidance on the treatment of digital assets classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving bitcoin. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations and tax basis for certain digital asset transactions, as well as a safe harbor for certain investment trusts staking digital assets. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.
The Trust will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. Although the Trust generally does not intend to sell bitcoin, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the bitcoin held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the bitcoin that was sold or treated as sold.
Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold and otherwise will be short-term capital gain or loss.
The Trust’s sales of bitcoin to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the bitcoin and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the bitcoin held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.
An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally should not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for bitcoin received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the bitcoin received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the bitcoin received the Shareholder generally will be a taxable event.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.
The Trust intends to disclaim any digital assets created by a fork of the Bitcoin blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Bitcoin network results in holders of bitcoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.
If a hard fork occurs in the Bitcoin blockchain and the Trust claims the new forked asset, the Trust could hold both the original bitcoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Bitcoin Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork.
3.8% Medicare Tax on Net Investment Income
Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.
Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.
Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Delegated Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.
Investment by Certain Retirement Plans
Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.
United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets
The Delegated Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in bitcoin held by the Trust.
Taxation in Jurisdictions Other Than the United States
As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Shareholder. The term “non-U.S. Shareholder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.
If the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, the ordinary income resulting from such occurrence may be subject to U.S. withholding at source if it were treated as arising from sources within the United States.
A non-U.S. Shareholder generally will not be subject to U.S. federal income or withholding tax with respect to the sale or disposition of bitcoin at the Trust level or on the disposition of Shares.
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.
PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.
PURCHASES BY EMPLOYEE BENEFIT PLANS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoin held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.
By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Delegated Sponsor, the Trustees, the Bitcoin Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.
It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoin held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.
INFORMATION YOU SHOULD KNOW
This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Delegated Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.
You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.
You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.
We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.
SUMMARY OF PROMOTIONAL AND SALES MATERIAL
The Trust expects to use the following sales material it has prepared:

•
the Delegated Sponsor’s website, www.morganstanley.com/im; and

•
the Trust Fact Sheet found on the Delegated Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY
The Delegated Sponsor owns trademark registrations for the Trust. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
The Delegated Sponsor also owns trademark registrations for the Delegated Sponsor. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
WHERE YOU CAN FIND MORE INFORMATION
The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Delegated Sponsor’s website, which is www.morganstanley.com/im. The Delegated Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.
The reports and other information are available online at www.sec.gov.
PRIVACY POLICY
The Trust and the Delegated Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.
The Trust and the Delegated Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Delegated Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.
The Trust and the Delegated Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.
Third-party service providers with whom the Trust and the Delegated Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Delegated Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://www.morganstanley.com/disclosures/us-privacy-policy-and-notice. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

Morgan Stanley Bitcoin Trust
Financial Statements.
[To be provided by amendment.]

F-1

APPENDIX A
GLOSSARY OF DEFINED TERMS
In this Prospectus, each of the following terms have the meanings set forth after such term:
“1933 Act”: The Securities Act of 1933.
“1940 Act”: Investment Company Act of 1940.
“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.
“Accepted Asset”: A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and European Union.
“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Delegated Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Bitcoin Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
“Administrator”: The Bank of New York Mellon.
“Advisers Act”: The Investment Advisers Act of 1940.
“API”: Application Programming Interface.
“Article 8”: Article 8 of the New York Uniform Commercial Code.
“ASC”: Accounting Standards Codification.
“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures
“AUL”: Authorized User List.
“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.
“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.
“Available Balance”: The then-current amount available to the Trust to place orders.
“Basket”: A block of [•] Shares used by the Trust to issue or redeem Shares.
“Basket Deposit”: The total deposit required to create each Basket.
“Benchmark Provider”: CoinDesk Indices, Inc.

“Binance”: Binance Holdings Ltd.
“Binance Complaint”: A June 2023 complaint brought by the SEC against Binance alleging violations of a variety of securities laws.
“Bitcoin”: Is a system for decentralized digital value exchange that is designed to enable units of bitcoin to be transferred across borders without the need for currency conversion. Bitcoin is not legal tender. The supply of bitcoin is not determined by a central government, but rather by an open-source software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. The responsibility for maintaining the official ledger of who owns what bitcoin and for validating new bitcoin transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.
“Bitcoin Account”: An account, opened by one of the Bitcoin Custodians, that holds the Trust’s bitcoin.
“Bitcoin Counterparty”: Designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the bitcoin related to the Authorized Participant’s creation or redemption order.
“Bitcoin Custodians”: The Bank of New York Mellon and Coinbase Custody Trust Company, LLC.
“Blockchain” or “Bitcoin blockchain”: The public transaction ledger of the Bitcoin network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.
“BNY”: The Bank of New York Mellon.
“BSA”: The U.S. Bank Secrecy Act.
“Business Day”: Any day other than a day when the Exchange is closed for regular trading.
“Cash Custodian”: The Bank of New York Mellon.
“Cash Custody Agreement”: An agreement entered into with the Delegated Sponsor, on behalf of the Trust, and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
“CBDCs”: Central bank digital currencies.
“CDS”: Cross-Domain Security.
“CEA”: Commodity Exchange Act of 1936, as amended.
“CFPB”: The U.S. Consumer Financial Protection Bureau.
“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.
“CME”: Chicago Mercantile Exchange.
“Code”: Internal Revenue Code of 1986, as amended.
“Coinbase Complaint”: A June 2023 complaint brought by the SEC against Coinbase alleging violations of a variety of securities laws.
“Coinbase Custodian”: Coinbase Custody Trust Company, LLC.

“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s bitcoin kept by the Bitcoin Custodians in “cold storage” or similarly secure technology.
“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).
“Constituent Exchanges”: An aggregation of executed trade flow of major bitcoin trading platforms.
“Creation Basket Deposit”: The total deposit required to create each Basket.
“Custodial Services Agreements”: means the BNY Custodial Services Agreement and the Coinbase Custodial Services Agreement.
“DApps”: Decentralized applications.
“DE Trustee”: CSC Delaware Trust Company.
“DeFi”: Decentralized financial services.
“Delegated Sponsor Fee”: The feed paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
“DFPI”: California Department of Financial Protection and Innovation.
“DOL”: U.S. Department of Labor.
“DSTA”: The Delaware Statutory Trust Act.
“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.
“DTC Participant”: An entity that has an account with DTC.
“ECASH Act”: The Electronic Currency and Secure Hardware Act.
“ERISA”: Employee Retirement Income Security Act of 1974.
“Exchange”: NYSE Arca, Inc.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.
“FASB”: Financial Accounting Standards Board.
“FDIC” Federal Deposit Insurance Corporation.
“Financing Fee”: Interest rates on Trade Credits.
“FinCEN”: The Financial Crimes Enforcement Network.
“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.
“FIT21”: Financial Innovation and Technology for the 21st Century Act.
“FTX”: FTX Trading Ltd.
“GAAP”: U.S. generally accepted accounting principles.
“Genesis”: Genesis Global Capital, LLC.
“HSMs”: Hardware Security Modules.
“ICO”: An initial coin offering.

“IIV”: Intraday Indicative Value.
“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust.
“Indemnified Person”: The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee.
“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.
“Initial Seed Creation Baskets”: Initial seed creation baskets comprising [•] Shares.
“Initial Seed Creation Investor”: [BTH.]
“IRAs”: Individual retirement accounts.
“IRS”: U.S. Internal Revenue Service.
“IR Virtual Currency”: Virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.
“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.
“KYT”: Know Your Transaction.
“Lender”: Coinbase Credit, Inc.
“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.
“Marketing Agent”: Foreside Fund Services, LLC.
“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust, if applicable.
“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.
“MPC”: Multi-Party Computation.
“NAV”: Net asset value of the Trust.
“NAV per Share”: NAV per Share outstanding.
“NBMMs”: Non-bank market makers.
“NFTs”: Non-fungible tokens.
“NYDFS”: The New York State Department of Financial Services.
“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.
“OTC”: Over the counter.
“PCAOB”: The Public Company Accounting Oversight Board.
“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.
“PoH”: Proof-of-history timestamping mechanism.

“Post-Trade Financing Agreement”: An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow bitcoin or cash as trade credit the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.
“Pricing Benchmark”: The performance of CoinDesk Bitcoin Benchmark 4PM NY Settlement Rate, adjusted for the Trust’s expenses and other liabilities.
“Pricing Benchmark Licensing Agreement”: The licensing agreement between the Delegated Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Delegated Sponsor and its permitted affiliates.
“Prime Broker”: Coinbase Custody Trust Company, LLC.
“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.
“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.
“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.
“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.
“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.
“Relevant Transaction”: Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.
“SEC”: The U.S. Securities and Exchange Commission.
“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares pursuant to the registration statement that this Prospectus forms a part.
“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 PM E.T. on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day).
“Shareholders”: Holders of Shares.
“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.
“SIPC”: Securities Investor Protection Corporation.
“SOC”: Systems and Organizational Control.
“Delegated Sponsor”: Morgan Stanley Investment Management Inc., a Delaware corporation.
“Sponsor Indemnified Party”: The Delegated Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.
“Sponsor-paid Expense(s)”: The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Delegated Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the Bitcoin Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustees, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any listing, trading or quotation of the Shares on any future listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act,

(xi) printing and mailing costs; (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.
“SVB”: Silicon Valley Bank.
“Trade Credit”: bitcoin or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance,
“Trading Balance”: A trading balance maintained by the Prime Broker or a Bitcoin Counterparty where portions of the Trust’s bitcoin temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell bitcoin to pay Trust expenses.
“Trading Platform”: The Prime Broker’s execution platform.
“Transaction Parties”: The Delegated Sponsor, the Trustees, the Bitcoin Custodians or any of their respective affiliates.
“Transfer Agent”: The Bank of New York Mellon.
“Trust”: Morgan Stanley Bitcoin Trust.
“Trust Agreement”: Amended and Restated Trust Agreement of Morgan Stanley Bitcoin Trust.
“Trust Estate”: All of the bitcoin on deposit in the Custody Account and proceeds from the sale of bitcoin, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party.
“Trustees”: CSC Delaware Trust Company and Appleby Global Services (Cayman) Limited.
“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.
“U.S. Treasury Department”: U.S. Department of the Treasury.
“You”: The owner or holder of Shares.

Morgan Stanley Bitcoin Trust
SHARES
PROSPECTUS
[•]
Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Morgan Stanley Investment Management Inc., the delegated sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.
SEC registration fee	$	†
Listing fee (actual)	$	[ ]*
Auditor’s fees and expenses	$	[ ]*
Legal fees and expenses	$	[ ]*
Printing expenses	$	[ ]*
Miscellaneous expenses	$	[ ]*
Total	$	[ ]*

*
To be provided by amendment.

†
The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14.   Indemnification of Directors and Officers.
The Trust Agreement provides that the Delegated Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Delegated Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Delegated Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Delegated Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Delegated Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
Item 15.   Recent Sales of Unregistered Securities.
None.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Amended and Restated Trust Agreement(2)
3.3	Certificate of Trust(1)
3.4	Trustee Services Agreement(2)
3.5	Delegation of Trustee Duties Agreement(2)
5.1	Opinion of Dechert LLP as to legality(2)
8.1	Tax Opinion of Dechert LLP(2)
10.1	Form of Sponsor Agreement(2)
10.2	Form of Authorized Participant Agreement(2)
10.3	Form of Coinbase Prime Broker Agreement(2)
10.4	Form of Coinbase Custody Services Agreement (included as Exhibit A to Form of Coinbase Prime Broker Agreement)(2)
10.5	Form of Fund Administration and Accounting Agreement(2)
10.6	Form of Transfer Agency and Service Agreement(2)
10.7	Form of CoinDesk Indices Master License Agreement(2)
10.8	Form of Marketing Agent Agreement(2)
10.9	Form of BNY Cash Custody Agreement(2)
10.10	Audit Seed Subscription Agreement(2)
10.11	Seed Capital and Subscription Agreement(2)
10.12	Form of BNY Digital Assets Custody Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(2)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(2)
23.3	Consent of Dechert LLP (included in Exhibit 8.1)(2)
107	Filing Fee Table(1)

(1)
Previously filed.

(2)
To be filed by amendment.

(b)
Financial Statement Schedules.

Not applicable.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on March 4, 2026.
Morgan Stanley Bitcoin Trust
Morgan Stanley Investment Management Inc., as the Delegated Sponsor of the Trust
By:
/s/ Scott Steel

Name: Scott Steel
Title*: Managing Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title*	Date
/s/ Scott Steel Scott Steel	Managing Director (Principal Executive Officer)	March 4, 2026
/s/ James Kirchner James Kirchner	Managing Director (Principal Finance Officer)	March 4, 2026

*
The registrant is a trust and the persons are signing in their capacities as officers of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.